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                                                                   EXHIBIT 10.14

                              NET LEASE AGREEMENT

 THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO CHAPTER 48 OF TITLE 15 OF
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                        THE SOUTH CAROLINA CODE OF LAWS
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     THIS NET LEASE AGREEMENT is made as of May 2, 1997, between W/H NO. 31,
L.L.C., a South Carolina limited liability company ("Landlord"), WEST MARINE, INC. ("Tenant") and (with respect to the construction of only the initial Landlord's Work under the Work Letter and the Environmental Covenants under
Section 27) WALSH, HIGGINS & COMPANY (the "Contractor").

                               BASIC LEASE TERMS

     The following capitalized terms shall have the meanings set forth below:

PREMISES:           That certain building containing approximately 471,744
                    rentable square feet, as shown on Exhibit "A-1" (the
                    "Original Building") and appurtenant parking area, landscaping, easements and related improvements (which
                    Original Building and appurtenant parking area, landscaping, easements and related improvements shall be collectively referred to as the "Original Premises") to be built by Landlord. The Original Premises, as expanded (if at all) in accordance with the Lease, shall be referred to as the "Premises." The square footage of the Original Building and any expansions in the Building (the Original Building, as expanded, shall be referred to as the "Building") will be measured from the outside of any exterior walls containing the Building, will exclude any exterior storage areas, patios, loading docks, truck staging areas, sidewalks, or other areas not intended for use as office or warehouse space, and (for the purpose of computing the amount of Base
                    Rent, additional rent or other amounts payable by Tenant to Landlord under this Lease) will exclude any mezzanines or other increases in the square footage of the Building constructed by or for Tenant at Tenant's sole cost and expense. On or before the Rent Commencement Date, Landlord and Tenant shall determine the Commencement Date of the Term, the Rent Commencement Date, the expiration date of the Term, the original Base Rent, the exercise date(s) for any options to extend or renew, and such other information as the parties elect to include. Such dates, amounts, figures and information shall be set forth in a written memorandum signed by both Landlord and Tenant. The parties agree that the square footage of the Original Building will be and is the 471,744 figure set forth above (subject to any modifications in the Original Building that may hereafter be agreed upon) and that the square footage of any expansions in the Building will be measured in the manner set forth above.

EXPANSION OPTIONS:  Tenant shall have separate options to expand the Original
                    Premises, which expansion options shall be subject to the provisions of Section 1(c) of the Lease.

TERM: Subject to any extension in the Term resulting from the exercise of one or more Expansion Options under Section 1(c), the options to extend or renew the Term contained in
                    Section 2, and the terms and conditions of the Work Letter attached to this Lease as Exhibit "B", the term of this Lease (the "Term") shall be ten (10) years beginning on the Rent Commencement Date.

EXTENSION OPTIONS:  Subject to the provisions of Sections 1(c) and 2, Tenant shall have the right, option and privilege of extending and renewing the Term of this Lease for three (3) separate and sequential terms of five (5) years each at the Base Rent prescribed by Section 2.

COMMENCEMENT DATE:  The date Landlord substantially completes Landlord's Work
                    (as defined in the Work Letter) in accordance with the Final Plans and Specifications (except for those items described in Exhibit "6" of the Work Letter) and obtains and delivers to Tenant a temporary certificate of occupancy and/or any other written governmental permit or authorization required for Tenant to lawfully use and occupy the Original Premises for the purpose of receiving goods and inventory (a "Temporary Certificate of Occupancy"); provided, however that if the date Landlord substantially completes Landlord's Work (except those items described in Exhibit "6" of the Work Letter and obtains a Temporary Certificate of Occupancy is delayed by reason of Tenant's failure to approve plans and specifications within the time periods set forth in the Work Letter or by reason of Tenant's early entry into the Original Premises (which delay is not discontinued within three (3) days after Landlord serves written notice on Tenant advising Tenant of such delay), the Commencement Date shall be accelerated by one (1) day for each such day of delay proximately caused by Tenant's actions. If Landlord and Tenant are unable to agree on the amount of any delay proximately caused by Tenant, such dispute shall be settled by an architect in the manner prescribed by Section 28 of the Lease.

RENT COMMENCEMENT
DATE: The date (1) Landlord substantially completes Landlord's Work (as defined in the Work Letter) in accordance with the Final Plans and Specifications and obtains and delivers to Tenant a certificate of occupancy and/or any other written governmental permit or

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                    authorization required for Tenant to lawfully use and occupy the Original Premises for the purpose of receiving goods and inventory, shipping goods and inventory and otherwise using the Original Premises for the uses permitted by this Lease
                    (a "Certificate of Occupancy") and (2) either (i) the Access Road (as defined in the Work Letter) is substantially completed along the easterly side of the Original Land at the location shown on Exhibit "4" attached to the Work
                    Letter or (ii) Landlord has constructed temporary access at the location shown on Exhibit "5" attached to the Work Letter, which temporary access shall be of such a quality to endure regular and routine use by truck and trailers carrying commercial loads of inventory to the rear of the Original Premises; provided, however, that in no event shall the Rent Commencement Date be or occur before January 1, 1998. Upon the substantial completion of Landlord's Work, and regardless of whether Landlord has delivered a Certificate of Occupancy, Tenant shall be able to use and enjoy the Original Premises (so long as it can do so in accordance with applicable law) but Tenant's obligation to pay rent shall not commence until the Rent Commencement
                    Date; provided, however, that if the date Landlord substantially completes Landlord's Work and obtains a Certificate of Occupancy is delayed by reason of Tenant's failure to approve plans and specifications within the time periods set forth in the Work Letter or by reason of Tenant's early entry into the Original Premises (which delay is not discontinued within three (3) days after Landlord serves written notice on Tenant advising Tenant of such delay), the Rent Commencement Date shall be accelerated by one (1) day for each such day of delay proximately caused by Tenant's actions. If Landlord and Tenant are unable to agree on the amount of any delay proximately caused by Tenant, such dispute shall be settled by an architect in the manner prescribed by Section 28 of the Lease.

INITIAL ANNUAL
BASE RENT:          YEARS              ANNUAL BASE RENT WITH RESPECT TO THE
                                       ORIGINAL PREMISES

                    1-5 (inclusive)    One Million Three Hundred Sixty-Nine
                                       Thousand Two Hundred Thirty-Seven Dollars
                                       ($1,369,237.00) per year, subject to
                                       increase to reflect that portion of the
                                       Change Order Fund (if any) that Tenant
                                       elects to incorporate into the Base Rent.

                    6-10 (inclusive)   One Million Five Hundred Eleven Thousand
                                       Seven Hundred Fifty-One Dollars
                                       ($1,511,751.00) per year, subject to
                                       increase to reflect that portion of the
                                       Change Order Fund (if any) that Tenant
                                       elects to incorporate into the Base Rent.

                    BROKER:            Trammell Crow, S.E., Inc.

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     1.   GRANTING CLAUSE.

          (a) HIRING AND LEASING. In consideration of the mutual obligations of Landlord and Tenant as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant and Tenant takes from Landlord the Premises, to have and to hold for the Term, subject to the terms, covenants and conditions of this Lease. The boundaries of the land (the "Original Land") and the footprint of the Original Building to be constructed by Landlord thereon (which Original Land, Original Building and related site improvements comprise the Original Premises) are shown on the attached Exhibit "A-1." The Original Land contains approximately 27.2 acres and is located on or near Fire Tower Road in York County, SC.

          Landlord and Tenant acknowledge and agree that (a) Landlord is negotiating certain purchase and sale agreements ("Real Estate Agreements"), pursuant to which Landlord will acquire title to the Original Land from Carolina Foods, Incorporated ("Carolina Foods") in accordance with that certain Purchase Agreement dated February 21, 1997, and pursuant to which Landlord will obtain options to purchase the Expansion Land from Carolina Foods and the Anne Anderson Trust (or an affiliate thereof); and (b) as of the date of this Lease, the Real Estate Agreements have not been executed and delivered, the closing of the purchase and sale of the Original Land thereunder has not been closed, and Landlord does not own fee title to the Original Land. Accordingly, anything in this Lease to the contrary notwithstanding, in the event that (i) Landlord does not sign Real Estate Agreements in a form and content acceptable to Tenant for the Expansion Land by April 1, 1997 and/or (ii) Landlord does not acquire fee title to the Original Land by May 1, 1997 (which failure is the result of any breach or default by the seller(s) under such Real Estate Agreements), then Landlord shall not be in breach under this Lease, either party can terminate this Lease on written notice to the other, and Landlord shall not be liable for any damages or other remedies as a result of any failure or delay in its obligations to Tenant under this Lease. If the aforesaid conditions have been satisfied prior to either party's election to terminate hereunder (even if such satisfaction is after the date specified therefor), then the parties' respective rights to terminate as a result thereof shall automatically expire and be of no further force or effect.

          Tenant shall contribute all amounts (collectively the "State Contributions") received from the South Carolina Coordinating Council, the South Carolina Community Development Block Grant, the York Electric Cooperative, Inc., and York County (the "State Agencies") received by Tenant prior to the Rent Commencement Date for construction of certain roadway, water, sewer, and other off-site improvements (the "Access Road and Site Improvements"), which amounts shall be paid in accordance with the payment procedures prescribed by each such State Agency; provided, however, that if the total amount of the State Contributions paid before the Rent Commencement Date is less than Nine Hundred Thirty Five Thousand Dollars ($935,000.00), Tenant shall contribute in cash the difference between (a) the State Contributions actually received prior to the Rent Commencement Date and (b) the lesser of (i) Nine Hundred Thirty-Five Thousand Dollars ($935,000.00) or (ii) the actual costs of the Access Road and Site Improvements, which payment by Tenant shall be made to Landlord within thirty (30) days after the Rent Commencement Date. If any State Contributions are received after the date Tenant has paid the difference between the State Contributions received prior to the Rent Commencement Date and the Nine Hundred Thirty Five Thousand Dollar ($935,000.00) amount required hereunder, such amount shall be payable solely to Tenant or (if received by Landlord) Landlord shall forthwith pay over such amount to Tenant following Landlord's receipt of same.

          (b) INITIAL TERM. Subject to any extension in the Term resulting from the exercise of one or more Expansion Options under Section 1(c), the options to extend or renew contained in Section 2, and the terms and conditions of the Work Letter, the Term of this Lease shall be ten (10) years beginning on the Rent Commencement Date. Notwithstanding the foregoing, Tenant shall have the right (but not the obligation) to take possession of the Original Premises prior to the Commencement Date in accordance with the provisions of Section 3 of this Lease and the provisions of the Work Letter.

          (c) EXPANSION OPTIONS.

              (1) Grant of Expansion Options.  Subject to the provisions of this
                  --------------------------
Section 1(c) and all Legal Requirements and Private Restrictions, Landlord grants to Tenant the right, option and privilege to expand the Original Premises on not more than three (3) separate occasions by adding up to an additional total of Five Hundred Thirty-Two Thousand Two Hundred Twenty-Four (532,224) square feet as provided by this Section 1(c); provided, however, that no single expansion shall increase the square footage of the Building by less than One Hundred Fifty Thousand Square Feet (150,000) (the "Expansion Option(s)"). Landlord's duty to build any Expansion Premises (as hereinafter defined) shall be subject to the satisfaction of the following conditions precedent: (1) either
(I) Tenant either (i) assigns to Landlord an option, pursuant to one or more of the Real Estate Agreements or such other agreement as may be reasonably acceptable to the Landlord, to acquire sufficient land (for example, sufficient land to satisfy all Legal Requirements and Private Restrictions) shown on the attached Exhibit "A-2" (the "Expansion Land") (the Original Land and any Expansion Land shall be referred to as the "Land") to construct any Expansion Premises and Landlord successfully acquires the Expansion Land required to construct such Expansion Premises pursuant to such option within 90 days after the assignment thereof, or (ii) assigns to Landlord a contract, pursuant to one or more of the Real Estate Agreements or such other agreement as may be reasonably acceptable to the Landlord, to purchase sufficient Expansion Land to construct any Expansion Premises (which option or purchase contract shall be referred to as the "Expansion Contract(s)") and Landlord successfully acquires the Expansion Land required to construct such Expansion Premises pursuant to the Expansion Contracts or (II) Tenant conveys, on terms and conditions reasonably acceptable to Landlord, sufficient Expansion Land to Landlord to enable Landlord to construct any Expansion Premises (which transfer shall be at a price equal to the price paid by Tenant for such Expansion Land [together with all option maintenance payments, closing costs, brokerage commissions and other amounts paid by Tenant

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in connection with such acquisition]) and (2) Landlord is able to acquire all permits and other authorizations required to construct the Expansion Premises in accordance with all Legal Requirements and Private Restrictions.

          (2) Exercise of Expansion Options and Landlord's Construction Duties.
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Tenant shall exercise any Expansion Option (if at all) by serving written notice of its exercise of such Expansion Option on Landlord not later than the ninth
(9th) anniversary of the Rent Commencement Date; provided, however, that if Tenant has timely exercised its first option to extend and renew the Term, then Tenant shall have the right to exercise any Expansion Option not later than the tenth (10th) anniversary of the Rent Commencement Date. Tenant shall have the right to exercise up to two (2) Expansion Options before the fourth (4th) anniversary of the Rent Commencement Date and not more than three (3) Expansion Options in total.

          If and only if Tenant timely exercises not more than two (2) Expansion Options before the fourth anniversary of the Rent Commencement Date, Landlord shall be required to purchase that portion of the Expansion Land designated by Tenant (either from Tenant at the price set forth above or from the sellers thereof in accordance with the Expansion Contract(s)) or (if a larger portion is required by any Private Restrictions or Legal Requirements to construct such Expansion Premises) such larger portion, shall construct an expansion to the Building (the "Expansion Space") and additional related site improvements on the Expansion Land (which Expansion Space, Expansion Land, and additional related site improvements shall be collectively referred to as the "Expansion Premises"), and shall lease such Expansion Premises to Tenant in accordance with the provisions of this Section 1(c). Notwithstanding the foregoing, if Tenant exercises an Expansion Option, the duty to construct any Expansion Premises shall extend solely to Landlord (and Landlord's successors) and Contractor shall not have any duty to construct such Expansion Premises. Accordingly, anything in this Lease to the contrary notwithstanding, in the event that Landlord does not acquire fee title to the Expansion Land (which failure is the result of any breach or default by the seller(s) under such Expansion Contracts) within 90 days after Tenant's assignment of any Expansion Contract(s) to Landlord, then Landlord shall not be in breach under this Lease, either party can terminate this Lease on written notice to the other, and Landlord shall not be liable for any damages or other remedies as a result of any failure or delay in its obligations to Tenant under this Lease. If the aforesaid condition has not been satisfied prior to the other party's election to terminate hereunder (even if such satisfaction is after the date specified therefore), then the parties' respective rights to terminate as a result thereof shall automatically expire and be of no further force or effect.

          If Tenant exercises an Expansion Option on or after the fourth anniversary of the Rent Commencement Date, Landlord shall be obligated to exert its best efforts to purchase the Expansion Land (either from Tenant at the price set forth above or from the sellers thereof in accordance with the Expansion Contract(s)), construct such Expansion Premises, and lease such Expansion Premises to Tenant.

          If Tenant timely exercises not more than two (2) Expansion Options before the fourth anniversary of the Rent Commencement Date and Landlord then fails to purchase the Expansion Land (either from Tenant at the price set forth above or from the sellers thereof in accordance with the Expansion Contract(s)), fails to construct one or both of the Expansion Premises, and/or fails to lease such Expansion Premises to Tenant in accordance with the provisions of this
Section 1(c), Tenant shall have the right (as its non-exclusive remedy) to purchase the Original Premises and all Expansion Premises at a price equal to the greater of (a) the fair market value of the Original Premises and such Expansion Premises (which fair market value of the Original Premises and any Expansion Premises shall be determined in the manner specified in Section 2(e), with appropriate modification to reflect that the fair market purchase price [and not the fair market rental] is to be determined) or (b) either (i) the Lump Sum Total Project Cost (as defined below) plus the Total Direct Cost of any Expansion Premises (as defined below) (if the Landlord is the original Landlord) escalated at the rate of two percent (2%) per annum compounded from the Rent Commencement Date with respect to the Original Premises and compounded from the commencement date of this Lease with respect to each such Expansion Premises or
(ii) the purchase price paid by the then-current Landlord escalated at the rate of two percent (2%) per annum compounded from the date such then-current Landlord acquired fee title to the Premises plus the Total Direct Cost of any Expansion Premises constructed by such then-current Landlord escalated at the rate of two percent (2%) per annum compounded from the commencement date of this Lease with respect to each such Expansion Premises constructed by such then-present owner of the Premises.

          (3) Definitions.  For the purpose of this Lease, the following
              -----------
terms shall have the following meanings:

      (i) The term "Lump Sum Total Project Costs" shall mean the sum of Thirteen Million Nine Hundred Fifty-Five Thousand Dollars ($13,955,000.00), plus the amount of any positive Net Change Order incorporated by Tenant into the Base Rent in accordance with the provisions of the Work Letter.

      (ii) Subject to the limitations contained in this Section, the term "Direct Costs of the Expansion Premises" shall mean all costs incurred by Landlord in constructing the Expansion Premises and shall include (without limitation) all finance costs (including, without limitation, construction and permanent loan commitment fees, construction period interest, title insurance premiums, and escrow fees), architectural costs, engineering fees, site improvement and investigations costs, brokerage fees and commissions, legal fees, accounting fees, land acquisition fees (including, without limitation, any fees or amounts paid by Tenant pursuant to the Expansion Contract(s) or in connection with obtaining any rights thereunder), municipal permit and inspection fees and exactments, amounts paid in connection with any Approved Contract (as defined below), or other third party costs of constructing the Expansion Premises, less any credits or other contributions respecting same that are received from third parties. Notwithstanding the foregoing, however, the Direct Costs of the Expansion Premises shall exclude any

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  brokerage fees paid in connection with this Lease or in connection with
  Landlord's indemnity under Section 31, and/or any general contractor's fee for profit (but permitting general conditions costs incurred in connection with such Approved Contract). The Direct Costs of the Expansion Premises shall include a Change Order Fund for incorporation into the Base Rent for such Expansion Premises to pay for any Net Change Order (as defined in the Work Letter) in an amount equal to five percent (5%) of the Direct Costs of the Expansion Premises Budget (as defined below).

      (iii) The term "Total Direct Cost of any Expansion Premises" shall be equal to One Hundred and Ten Percent (110%) of Direct Costs of the Expansion Premises.

          (4) Construction of Expansion Premises.  To the extent Landlord is
              ----------------------------------
required to or otherwise elects to construct any Expansion Premises, Landlord shall construct and improve the Expansion Premises to a condition substantially similar in form, content, configuration and finish to the Building and the site improvements provided by Landlord as part of the initial Landlord's Work under the Work Letter, which Expansion Premises shall be constructed in a "project northerly" (true northwesterly) direction and shall be approximately as shown in the attached Exhibit "D" (provided, however, that the size, shape and configuration of the Building and related site improvements shown in Exhibit "D" shall be adjusted to reflect the size of any particular expansion elected by Tenant). Following Tenant's exercise of any Expansion Option, Landlord and Tenant shall agree on a mutually acceptable schedule for the construction of the Expansion Premises (which schedule shall, at a minimum, provide for the substantial completion of the Expansion Premises not later than twelve (12) months after the date Tenant exercises such Expansion Option). Following the parties approval of a mutually acceptable work schedule with respect to the Expansion Premises, Landlord shall construct the Expansion Premises in accordance with the covenants, terms and conditions of the Work Letter (except that Section 1 of the Work Letter shall reflect the time-table set forth in the mutually approved work schedule described above, the deadlines prescribed by this Section 1(c) and the amount of the Change Order Fund shall be revised to reflect the figure set forth in Section 1(c)(3)(ii) of this Lease). Landlord shall construct the Expansion Premises in a time and manner required to minimize interruption with Tenant's conduct of business and use of the then-existing Premises.

          (5) Selection of General Contractor.  Following the preparation of the
              -------------------------------
Improvement Plans and Specifications (as defined in the Work Letter), Landlord shall submit a list of proposed general contractors to Tenant for the construction of the Expansion Premises, which list shall contain at least three
(3) names for the proposed general contractor. All general contractors shall be approved by Tenant and shall be fully licensed. Following Tenant's approval of the three general contractors, Landlord shall solicit competitive bids for the work from each such general contractor and (unless approved by Tenant in writing) Landlord shall award the general contract to the lowest bidder (the "Approved Contract"). All Direct Costs of any Expansion Premises shall be approved by Tenant prior to such cost being incurred. Tenant shall provide such approval or objection to any such cost within thirty (30) days after Landlord delivers a detailed construction budget to Tenant itemizing the prevailing general contractor (including a breakdown of the components of the work to be provided by the major trades, as made available by the prevailing general contractor), the amount of any such contract or subcontract price (the "Direct Costs of the Expansion Premises Budget"), and such other information as Tenant may reasonably request.

          (6) Term Commencement Respecting Expansion Premises.  Subject to the
              -----------------------------------------------
provisions of the Work Letter, any Change Orders resulting in Time Changes, and any Force Majeure Conditions, the Term of this Lease shall commence with respect to each separate Expansion Premises on the date Landlord substantially completes Landlord's Work and obtains and delivers to Tenant a Certificate of Occupancy required for Tenant to lawfully use and occupy such Expansion Premises for the uses permitted by this Lease (the "Expansion Premises Commencement Date"); provided, however that if the date Landlord substantially completes Landlord's Work and obtains a Certificate of Occupancy is delayed by reason of Tenant's failure to approve plans and specifications within the time periods set forth in the Work Letter or by reason of Tenant's early entry into the Expansion Premises (which delay is not discontinued within three (3) days after Landlord serves written notice on Tenant advising Tenant of such delay), the Expansion Premises Commencement Date shall be accelerated by one (1) day for each such day of delay proximately caused by Tenant's actions. If Landlord and Tenant are unable to agree on the amount of any delay proximately caused by Tenant, such dispute shall be settled by an architect in the manner prescribed by Section 28 of the Lease. On the Expansion Premises Commencement Date with respect to any particular Expansion Premises, Landlord shall reimburse Tenant for any out-of-pocket third party costs incurred by Tenant in procuring and/or servicing the Expansion Contract(s) (unless previously paid to Tenant as part of Landlord's purchase of the Expansion Land from Tenant).

          (7) Base Rent for Expansion Premises.  The annual Base Rent for the
              --------------------------------
first five years of the Term with respect to the Expansion Premises shall be equal to the product of (a) the Total Direct Costs of the Expansion Premises and
(b) the sum of (i) the rate of interest being paid on ten (10) year United States Treasury Notes (expressed as a decimal) in effect on the date Tenant exercises the Expansion Option and (ii) 3.50% (expressed as a decimal) (the sum of (i) and (ii) shall be referred to as the "Cap Rate"), subject to increase to reflect that portion of the Change Order Fund (if any) that Tenant elects to incorporate into the Base Rent with respect to such Expansion Premises; provided, however, that in no event shall the Cap Rate be less than nine and eighty-two one-hundredths percent (9.82%).

          Beginning in year six of the Term with respect to the Expansion Premises and continuing until the tenth year of the Term with respect to any Expansion Premises, the annual Base Rent for such Expansion Premises shall be the annual Base Rent payable for such Expansion Premises during the first five years multiplied by 1.104.

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          (8) Extension and Renewal of Existing Term.  If Tenant exercises any
              --------------------------------------
Expansion Option and Landlord is either obligated to or otherwise elects to construct an Expansion Premises pursuant to such Expansion Option, then the following shall occur:

          (i) the term of the Lease (for both the Original Premises and all prior Expansion Premises) shall automatically extend for a period of ten (10) years from the Expansion Premises Commencement Date with respect to such exercised Expansion Option,

          (ii) the annual Base Rent for the Original Premises shall continue in accordance with the schedule set forth in the Basic Lease Terms until the tenth anniversary of the original Rent Commencement Date,

          (iii) the annual Base Rent for the Original Premises with respect to that portion of the newly extended Term extending beyond the original Term expiration date shall be at the rate that would have resulted had Tenant exercised that option to extend or (if the extension of the Term is more than five years) both options to extend that would have been required to extend the Term until such newly extended expiration date,

          (iv) the annual Base Rent for any prior Expansion Premises shall continue in accordance with the schedule established for such Expansion Premises,

          (v) the annual Base Rent for any prior Expansion Premises with respect to that portion of the newly extended Term extending beyond the Term expiration date of the Lease respecting such prior Expansion Premises shall be at the rate that would have resulted had Tenant exercised that option to extend or (if the extension of the Term is more than five years) both options to extend that would have been required to extend the Term until such newly extended expiration date,

          (vi) Tenant's options to extend shall be modified so that they are exercisable relative to the newly extended expiration date, and

          (vii) the length of the Term that would result from the exercise of such option will be correspondingly shortened to reflect the extension of the primary Term resulting from the exercise of the Expansion Option.

          (9) Example.  An example of the impact of the Expansion Options on the
              -------
Term expiration date and any options to extend is set forth in the attached Exhibit "F."

     2. EXTENSION OPTIONS. Subject to adjustment to reflect the exercise of the Expansion Options under Section 1(c) above, Tenant shall have the right, option and privilege of extending and renewing the Term of this Lease for three
(3) additional periods of five (5) years each. Tenant shall exercise each option to extend and renew (if at all) by serving written notice on Landlord not later than twelve (12) months before the then-expiration date of the Term. The extended and renewed Term shall be subject to all of the covenants, terms and conditions contained in this Lease, except that the annual Base Rent during any extended Term shall be as set forth below:

          (a) FIRST FIVE (5) YEAR EXTENSION RESPECTING THE ORIGINAL PREMISES. Subject to adjustment to reflect the exercise of any Expansion Option under
Section 1(c), annual Base Rent with respect to the Original Premises during the first five (5) year extended Term shall be in an amount equal to the product of
(a) the annual Base Rent payable by Tenant during the first five (5) years of the Term with respect to the Original Premises and (b) a fraction, the numerator of which shall be the value of the Index (as defined below) for the month most nearly preceding the tenth (10th) anniversary of the Rent Commencement Date and the denominator of which shall be the value of the Index for the month most nearly proceeding the Rent Commencement Date; provided, however, that in no event shall the annual Base Rent payable during the first five (5) year extended Term with respect to the Original Premises be less than the product of (a) the Base Rent payable in the first five (5) years of the Term with respect to the Original Premises and (b) 1.22 nor more than the product of (i) the Base Rent payable in the first five (5) years of the Term with respect to the Original Premises and (ii) 1.48. For the purpose of this Lease, the "Index" shall be the Consumer Price Index for Urban Wage Earners and Clerical Workers for the "South-B" area (1982-84 = 100).

          (b) FIRST FIVE (5) YEAR EXTENSION RESPECTING ANY EXPANSION PREMISES. Subject to adjustment to reflect the exercise of any Expansion Option under
Section 1(c), annual Base Rent with respect to any Expansion Premises during the first extended Term shall be in an amount equal to the product of (a) the annual Base Rent payable by Tenant during the first five (5) years of the Term with respect to such Expansion Premises and (b) a fraction, the numerator of which shall be the value of the Index for the month three (3) months prior to the tenth (10th) anniversary of the commencement of the Term with respect to each such Expansion Premises and the denominator of which shall be the value of the Index for the month three (3) months prior to the commencement of the Term with respect to each such Expansion Premises; provided, however, that in no event shall the annual Base Rent payable during the first extended Term with respect to any Expansion Premises be less than the product of (a) the Base Rent payable in the first five (5) years of the Term with respect to the Expansion Premises and (b) 1.22 nor more than the product of (i) the Base Rent payable in the first five (5) years of the Term with respect to the Expansion Premises and (ii) 1.48.

          (c) SECOND FIVE (5) YEAR EXTENSION RESPECTING THE ORIGINAL PREMISES. Subject to adjustment to reflect the exercise of any Expansion Option under
Section 1(c), annual Base Rent with respect to the Original Premises during the second five (5) year extended Term shall be in an amount equal to the product of
(a) the annual Base Rent payable by Tenant during the first five (5) years of the Term with respect to the Original Premises and (b) a fraction, the numerator of which shall be the value of the Index for the month most nearly preceding the fifteenth (15th) anniversary of the Rent Commencement Date and the denominator of which shall be the value of the Index for the month most nearly proceeding the Rent Commencement Date; provided, however, that in no event shall the annual Base Rent payable during the second five (5) year extended Term with respect to the Original Premises be less than the product of (a) the Base Rent payable in the first five (5) years of the Term with respect to the Original Premises and
(b) 1.35 nor more than the product of (i) the Base Rent payable in the first five (5) years of the Term with respect to the Original Premises and (ii) 1.80.

          (d) SECOND FIVE (5) YEAR EXTENSION RESPECTING ANY EXPANSION PREMISES. Subject to adjustment to reflect the exercise of any Expansion Option under
Section 1(c), annual Base Rent with respect to any Expansion Premises during the second five (5) year extended Term shall be in an amount equal to the product of
(a) the annual Base Rent payable by Tenant during the first five (5) years of the Term with respect to such Expansion Premises and (b) a fraction, the numerator of which shall be the value of the Index for the month three (3) months prior to the fifteenth (15th) anniversary of the commencement of the Term with respect to each such Expansion Premises and the denominator of which shall be the value of the Index for the month three (3) months prior to the commencement of the Term with respect to each such Expansion Premises; provided, however, that in no event shall the annual Base Rent payable during the second five (5) year extended Term with respect to any Expansion Premises be less than the product of (a) the Base Rent payable in the first five (5) years of the Term with respect to such Expansion Premises and (b) 1.35 nor more than the product of (i) the Base Rent payable in the first five (5) years of the Term with respect to the Original Premises and (ii) 1.80.

          (e) THIRD FIVE (5) YEAR EXTENSION WITH RESPECT TO EXPANDED AND ENLARGED PREMISES. The annual Base Rent for the Premises during the third five
(5) year extended Term shall be in the amount of the Fair Market Base Rent, which Fair Market Base Rent shall be determined in the manner prescribed below.

          Following Tenant's service of written notice that Tenant is exercising its option to extend the Term for the third five (5) year extended Term, Landlord shall be obligated to lease to Tenant and Tenant shall be obligated to hire from Landlord the Premises for an additional five (5) years on all of the terms and conditions set forth in this Lease, except annual Base Rent which annual Base Rent shall be in the amount of the Fair Market Base Rent and shall be determined in the manner prescribed by this Section 2(e). Following Tenant's service of written notice that Tenant is exercising its option to extend the Term for the third five (5) year extended Term, Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rent for the Premises for the upcoming five (5) year period. If Landlord and Tenant are unable to agree upon the Fair Market Base Rent by a date which is not later than six (6) months before the commencement of the extended Term, either party may give notice of its election to have such value determined by appraisal.

          If either party chooses to have the Base Rent determined by appraisal, such appraisal shall be determined as hereinafter provided based upon such criteria as the appraiser(s) (described below) deem appropriate, but including:
(i) the current use of the Premises; (ii) the location, quality and age of the Building; (iii) the size and condition of the Premises; (iv) the extent of the improvements within the Premises constructed by Landlord at Landlord's sole cost and expense; (v) the duration of the applicable extended Term; (vi) the distinction between a "gross" and a "net" lease and the allocation of repair, maintenance, insurance and other duties between Landlord and Tenant in accordance with the provisions of the Lease; (vii) the financial responsibility and credit-worthiness of Tenant; and (viii) rental rates then being charged for comparable premises in the geographic area in which the Premises are located.

          If either party elects to have the Fair Market Base Rent determined by appraisal, such party's notice to the other thereof shall also designate such party's independent appraiser. Within fifteen (15) days after either party's designation, the other party shall designate its independent appraiser and shall notify the party electing to have the Fair Market Base Rent by appraisal thereof in writing. If a party fails to designate its own appraiser within such fifteen
(15) day period, the one appraiser designated by the other party shall determine the Fair Market Base Rent. If both parties timely designate their own appraisers as required by this section, then both appraisers shall mutually agree on the designation of a third appraiser within fifteen (15) days after the last party's designation. Landlord shall pay all costs associated with the appraiser designated by Landlord; Tenant shall pay all costs associated with the appraiser designated by Tenant; and Landlord and Tenant shall share equally in all costs associated with the appraiser designated by the other two appraisers. All three appraisers shall be reputable, independent real estate appraisers, each of whom shall be knowledgeable and experienced in the appraisals of rents for comparable buildings in the geographic area in which the Premises are located.

          After their appointment, the appraiser(s) shall be directed to determine independently the initial Fair Market Base Rent, which shall include a determination of appropriate periodic increases to the Fair Market Base Rent as so determined during the period for which the determination is being made. If both parties timely designate their own appraisers as required by this section, then all three appraisals of the Fair Market Base Rent shall be submitted, in writing, to Landlord and Tenant within thirty (30) days after the designation of the third appraiser. If only one appraiser is timely designated to determine the Fair Market Base Rent, then such one appraiser shall submit his/her appraisal of the Fair Market Base Rent, in writing, to both Landlord and Tenant within thirty (30) days after the expiration of the fifteen (15) day period provided for the second party to designate its own appraiser and such appraisal shall set forth and constitute the Base Rental for the extended Term. If both parties timely designate their own appraisers as required by this section, and if two or all three of the appraisals shall be identical in amount, the Base Rent for the applicable extended Term shall be such identical amount. If both parties timely designate their own appraisers as required by this section, and in the event no two of the appraisals are identical, the highest and the lowest appraisal shall be disregarded and the Base Rent for the applicable extended Term shall be the amount determined by the middle appraisal. In no instance however, shall the Base Rent during the applicable extended Term be less than the Base Rent paid by Tenant during the last month of the Term immediately preceding the commencement of such extended Term.

          If such Base Rent is not determined until after the commencement of the applicable extended Term, Tenant shall continue to pay Base Rent equal to the Base Rent paid during the last month of the Term immediately preceding the commencement of such extended Term. When the Fair Market Base Rent is determined as provided above, and if such determination is greater than the Base Rent paid during the last month of the Term immediately preceding the commencement of such extended Term, within thirty (30) days following such determination, Tenant shall pay to Landlord the deficiency of the Base Rent theretofore paid, prorated from the commencement of the applicable extended Term to the date of the determination of the Fair Market Base Rent.

     3. USE. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (both wholesale and retail sales) products, materials and merchandise made and/or distributed by Tenant; for light manufacturing, repair and service; for a catalog telephone sales center; and for any other lawful purposes. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Subject to the provisions of this Lease (including, without limitation, this Section 3 regarding compliance with laws), Tenant will use the Premises in a careful, safe and proper manner, in compliance with all Private Restrictions (as defined below), in compliance with all Legal Requirements (as defined below), and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance.

     Except as set forth in the attached Exhibit "G", the Original Premises are not subject to any rights-of-way, easements, covenants, conditions, restrictions, reciprocal parking agreements or other private agreements which affect the use or enjoyment of the Original Premises, authorize the use of the Original Premises for parking or vehicular/pedestrian ingress or egress, or which subject the Premises to any open space, setback or other use limitations (collectively the "Private Restrictions"). Landlord shall not voluntarily subject the Premises to any Private Restrictions without Tenant's prior written consent. If Landlord fails to obtain Tenant's written consent prior to subjecting the Premises to any Private Restrictions after the date of this Lease, then Tenant shall not be responsible for any costs involved in complying with the requirements of any such Private Restrictions and (if such Private Restriction materially and adversely affects Tenant's use and enjoyment of the Premises) such action shall (at Tenant's option) constitute an event of default under this Lease. As of the Rent Commencement Date with respect to the Original Premises, and subject to Tenant's obligations under this Section to construct and install any alterations or modifications required by any applicable Legal Requirements or Private Restrictions related to Tenant's particular use of the Premises, the Original Premises shall comply with all Private Restrictions and all Legal Requirements (as hereinafter defined). As of the commencement of the Term with respect to any Expansion Premises (if applicable), and subject to Tenant's obligations under this Section to construct and install any alterations or modifications required by any applicable Legal Requirements or Private Restrictions related to Tenant's particular use of the Premises, such Expansion Premises shall comply with all Private Restrictions and all Legal Requirements. Following the substantial completion of Landlord's Work with respect to the Original Premises and/or any Expansion Premises (as the case may be), the delivery of a Certificate of Occupancy, and subject to Landlord's correction of any Punch List Items and performance and discharge of any warranty obligations under the Work Letter, Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"); provided, however, that Tenant shall not be required to construct or install any capital or structural improvements, alterations, modifications or additions to the Premises unless the need for such capital or structural improvements, alterations, modifications or additions are the result of Tenant's particular use of the Premises and are not the result of governmental requirements imposed on buildings generally available for human occupancy. The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's particular use of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance or increase the insurance risk. If any increase in the cost of any insurance on the Premises is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant's use of the Premises for the uses permitted herein shall not result in an increase in Landlord's insurance costs or risks.

     Tenant shall have the right to enter the Original Premises prior to the Commencement Date and/or any Expansion Premises prior to the commencement of the Term with respect to such Expansion Premises for purposes of inspecting the construction of Landlord's Work. Tenant shall have the right to enter, use and occupy the Original Premises prior to the Rent Commencement Date for purposes of improving and altering same, inspecting the construction of Landlord's Work, and installing furniture, equipment, and trade fixtures therein. Any early entry by Tenant under this Section 3 shall be conducted in a manner so as not to interfere with Landlord's construction of Landlord's Work. If Landlord believes that Tenant's early entry into the Premises is interfering with the construction of Landlord's Work, Landlord shall notify Tenant in writing and Tenant shall cease such interference within three (3) days after the service of such notice. If Tenant believes that its early occupancy of the Premises is not interfering in Landlord's construction of Landlord's Work, such dispute shall be settled by an architect in the manner prescribed by Section 28 of the Lease. Any occupation of the Original Premises by Tenant after the Commencement Date but prior to the Rent Commencement Date shall be subject to all obligations of Tenant under this Lease, except for the provisions of this Lease relating to the payment of annual Base Rent or additional rent.

     Tenant shall be entitled to the exclusive use of all parking at the Premises. Tenant shall have the right to mark all parking spaces on the Premises as being for the exclusive use of Tenant and its agents, employees and invitees and to remove any unauthorized vehicles parking therein. Landlord agrees not to construct any alterations, additions, or buildings on the Premises that reduce the number of parking stalls at the Premises or that interfere with vehicular or pedestrian access to the Premises.

     4. BASE RENT. Commencing on the Rent Commencement Date, and subject to any offsets and abatements authorized by Section 4 or Section 5 of this Lease, Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Rent Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder, except following Tenant's receipt of a money judgment by Tenant against Landlord and except as provided by Section 5. If Tenant fails to pay any monthly installment of Base Rent, additional rent or other sums payable by Tenant to Landlord hereunder within five (5) working days after Landlord's service of written notice on Tenant that same is past due, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum; provided, however, that Landlord shall not be obligated to deliver more than two
(2) written notices of late payment in any twelve (12) consecutive month period as a condition precedent to the imposition of a late charge. After the delivery of the two (2) notices in any twelve (12) consecutive month period, any installment of rent shall be late if not received by the date same is due without further notice or demand. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

     All amounts payable by Tenant to Landlord hereunder which are not paid within sixty (60) days after the date due shall accrue interest at the rate of interest from time to time announced by Bank of America (San Francisco Headquarters branch) as its "prime" or "reference" plus four percent (4%) per annum (not to exceed the maximum amount permitted by law), which interest shall commence to accrue sixty (60) days after the date same was due.

     5. UTILITIES. Beginning on the Commencement Date and continuing through the day before the Rent Commencement Date, Landlord and Tenant shall both contribute to the payment of the utility charges at the Original Premises, if such charges are higher than would customarily be the case for contractors performing Landlord's Work in the absence of such Tenant activities. The parties shall cooperate to arrive at an equitable allocation of any such charges. Such allocation shall be generally designed to result in Landlord's paying that portion of the utility charges attributable to Landlord's and Contractor's construction activities and in Tenant's paying that portion of such utility charges attributable to Tenant's activities at the Original Premises.

     Commencing on the Rent Commencement Date, Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. No interruption or failure of utilities shall result in the abatement of rent unless (a) such occurred because of the negligent or willful acts or omissions of Landlord or Landlord's agents, employees or contractors and (b) continues for five (5) days time. No interruption or failure of utilities shall result in the termination of this Lease unless (a) such occurred because of the negligent or willful acts or omissions of Landlord or Landlord's agents, employees or contractors and (b) continues for thirty (30) days time; provided, however, that if the repair and restoration of any utility service requires the performance of any work by the utility provider, Tenant shall not be entitled to terminate this Lease if Landlord makes all requests, pays all funds, and performs all other acts required of Landlord by such utility provider as conditions precedent to such utility provider restoring such utilities within thirty (30) days after the date of such interruption.

     6. TAXES. Commencing on the Rent Commencement Date, Tenant shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Premises during the Term; provided, however, that Tenant shall not pay any installment of Taxes until either (i) Tenant confirms with Landlord that Landlord has not filed any proceeding contesting the amount, validity, or application of any Taxes or liens or that the payment of such Taxes will not result in the forfeiture of such claim or contest or (ii) by such date as is required to prevent the imposition of any delinquent penalties on such Taxes. Payments thereof for any fractional calendar month shall be prorated. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. If Landlord fails to advise Tenant in writing within thirty (30) days after written inquiry that Landlord is prosecuting any legal proceedings contesting the amount, validity or application of any Taxes, Tenant may file and prosecute same. Landlord and Tenant agree to promptly forward to the other photocopies of all assessments, notices and tax bills received by the parties in connection with any Taxes. Subject to the limitations contained in this Lease, all capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises or any portion thereof shall be included in the definition of "Taxes" and shall be paid by Tenant; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. Notwithstanding anything to the contrary contained in this Lease, the term "Taxes" shall expressly exclude any federal, state or local documentary transfer or similar taxes imposed and assessed in connection with the execution, delivery and/or recordation of any deed or conveyance of title to the Premises. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

     Landlord shall not voluntarily include the Premises in any general or special assessment district or voluntarily subject the Premises to any general or special assessments without Tenant's prior written consent. If Landlord fails to obtain Tenant's written consent prior to including the Premises in any general or special assessment district or prior to subjecting the Premises to any general or special assessments, then any such general or special assessments resulting therefrom shall not be included in Taxes under this Lease.

     7. INSURANCE. Landlord shall maintain (i) all risk property insurance on the Building (with the premium(s) thereon fully paid in advance) in the amount of the lesser of (a) the full insurable value thereof or (b) ninety percent (90%) of the replacement cost (or such lesser amount as shall be required to eliminate the operation of co-insurance provisions) and (ii) commercial liability insurance (with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 and containing a contractual liability endorsement) and rent loss insurance. Commencing on the Rent Commencement Date, Tenant shall reimburse Landlord for the annual amount of the premium paid by Landlord for such insurance actually procured by Landlord, which amount shall be payable within thirty (30) days after Landlord delivers an invoice for same to Tenant together with a copy of the notice, bill, or invoice evidencing such premium cost. Payments thereof for any fractional calendar month shall be prorated. The Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Building will be determined by Landlord based upon the insurer's cost calculations). If Tenant procures a price quotation from a Qualified Insurer (as hereinafter defined) for insurance providing coverage that is in the same form and content as required by the Lease, and if the price quotation from Tenant's Qualified Insurer is more than five percent (5%) less than the premium being charged by Landlord's insurer, then Tenant shall only be obligated to pay and reimburse Landlord for the insurance cost set forth in Tenant's quotation; provided, however, that if Landlord's insurer thereafter reduces its premium cost resulting in a premium cost that is less than the quotation from Tenant's Qualified Insurer or if Landlord changes insurer resulting in a premium cost that is less than the quotation from Tenant's Qualified Insurer, then Tenant shall pay and reimburse Landlord for the lesser premium cost being charged by Landlord's insurer. For the purpose of this Lease, an insurer shall be a "Qualified Insurer" if such insurer is qualified to do business in the state in which the Premises are located and holds both a general policy holder's rating of "A-" or better and a financial size rating of Class "IX" or larger, as set forth in the most current issue of "Best's Insurance Guide" also known as "Best's Key Rating Guide."

     Tenant, at its expense, shall maintain during the Term: all risk property insurance in such amounts and with such coverages as Tenant may elect; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Tenant's commercial liability insurance policies shall name Landlord as an additional insured; be issued by insurance companies which are reasonably acceptable to Landlord, are qualified to do business in the state in which the Premises are located, and hold both a general policy holder's rating of "A-" or better and a financial size rating of Class "IX" or larger (as set forth in the most current issue of "Best's Insurance Guide" also known as "Best's Key Rating Guide"); not be cancelable unless 30 days' prior written notice shall have been given to Landlord; contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Certificates evidencing such policies shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance.

     The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver.

     Upon request by Tenant, Landlord shall provide Tenant with full, true and complete photocopies of all bills, invoices, statements or other evidence in Landlord possession or control relating to the amount of any insurance imposed on Tenant for the period covered by any statement issued by the Landlord and Landlord's delivery of same shall (at Tenant's option) constitute a condition precedent to Tenant's obligation to pay any amount represented by such bill, invoice, statement or other evidence. Tenant may, at any time during the Term or during the limitations period provided by law to Landlord for collection of past due rent thereafter, inspect, examine and audit Landlord's records relating to the determination of the amount of such insurance. If such inspection, examination or audit discloses an overpayment by Tenant for insurance, Landlord shall promptly pay to Tenant the amount of such excess payment and (if such amount exceeds three percent of Tenant's actual liability for such charge) Landlord shall also pay Tenant for the cost of such inspection, examination, or audit.

     8. LANDLORD'S CAPITAL RESPONSIBILITIES. Landlord shall, at its sole expense, without reimbursement from Tenant, (a) repair and/or replace (as required to keep in good, safe and sound condition) the foundation, the subflooring (including, without limitation, any structural repairs or replacements of the floor slab or sub-grade caused by differential settlement of the soil), the exterior walls of the Building, the structural components of the Building relating to the structural integrity of the Premises, and any design defects or latent construction defects in the Premises, (b) construct and install all capital repairs and replacements to the roof, and (c) resurface and replace (as necessary) the parking lot; provided, however, that the foregoing shall not extend to and include the routine repair and maintenance of the Premises to be performed by Tenant under Section 9. The foregoing shall not extend to any uninsured losses and damages caused by Tenant, its agents and contractors excluded.

     If Landlord fails to perform any item of repair, replacement, or resurfacing required to be performed by Landlord under this Lease, fails to correct any defect or deficiency that is subject to any warranty under this Lease, or fails to restore any utilities serving the Premises that are interrupted as a result of the wilful acts or negligence of Landlord or its agents, employees or contractors within a reasonable time (not to exceed thirty [30] days) after written notice from Tenant specifying the need for same, and if the need for such repair and replacement materially and detrimentally affects Tenant's use and enjoyment of the Premises, Tenant may (as its nonexclusive remedy) perform such item of repair and replacement and bill Landlord for the cost of such repair. Landlord shall have thirty (30) days after the receipt of Tenant's bill for any repair or replacement that is performed by Tenant and that Tenant asserts was the responsibility of Landlord to either (1) pay the amount of such bill or (2) assert any defenses to the payment of same. If Landlord fails to either pay the amount of such bill or object to same within said thirty
(30) day period, Tenant shall have the right to exercise any remedies available to Tenant under this Lease without further notice or demand.

     If Landlord asserts any defense to the obligation to pay for such repair or replacement within the thirty (30) day period, then the parties shall attempt to select a mutually acceptable arbitrator to resolve the dispute. If the parties are unable to agree upon a single mutually acceptable arbitrator within ten (10) days after Tenant's receipt of Landlord's written objection, each party shall designate its own arbitrator (which designation shall be in writing and shall be served on the other not later than thirty (30) days Tenant's receipt of Landlord's written objection). If a party fails to timely designate its own arbitrator within the period prescribed by the immediately preceding sentence, then the single arbitrator designated by the other party shall determine the liability for such item of repair or replacement. If two (2) arbitrators are designated, they shall promptly meet and shall jointly designate a third arbitrator possessing the qualifications described in this Section. Each arbitrator shall not have previously worked for either party and shall be a licensed attorney in the State in which the Premises are located or a retired judge. The arbitration shall be conducted in accordance with the commercial arbitration rules (but not the jurisdiction) of the American Arbitration Association. The arbitrator(s) shall apply the law of the State in which the Premises are located (including, without limitation, the applicable state court rules of evidence and any limitations on parol or hearsay evidence prescribed by the such evidentiary rules or the judicial decisions interpreting same) and shall prepare written factual findings and conclusions of law on which the decision of the arbitrator(s) is based. The award or decision of the arbitrator(s) may include equitable relief and shall be final. Judgment on the arbitrator(s) award may be entered in accordance with applicable law in any court having jurisdiction over the matter. If any party desires to seek any prejudgment or other provisional remedy (either after the service of the of the parties election to have the matter resolved by arbitration and/or during the pendency of the arbitration), such party may seek such a provisional remedy from the court by (among other things) filing an action to compel and enforce arbitration and, either concurrently with such filing or thereafter, seeking such orders from the court as are required to obtain such provisional remedy.

     If only one arbitrator is selected, the parties shall equally share the cost of such arbitrator. If three arbitrators are selected, each party shall pay the fees of the arbitrator designated by such party and the parties shall equally share the cost of the third arbitrator.

     Following the arbitration, the arbitrator(s) shall issue a written opinion allocating the liability for the repair, resurface or replacement at issue. If the arbitration allocates liability to Landlord for the repair or replacement at issue, and if Landlord fails to pay the amount of such liability to Tenant within thirty (30) days after service of notice of such determination of liability, Tenant shall have the right to exercise any remedies available to Tenant under this Lease without further notice or demand.

     If Landlord and Tenant are unable to resolve whether a given item requires repair or maintenance (and is thus an obligation of Tenant under Section 9) or structural repair or replacement (and is thus an obligation of Landlord under this Section 8), such issue shall be resolved by arbitration in the manner set forth in this Section 8.

     9. TENANT'S REPAIRS. Subject to Landlord's obligation in Section 8 and subject to Sections 12 and 13, Tenant, at its expense, shall repair and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, interior ceilings, windows, interior walls, and the interior side of demising walls, any heating, ventilation and air conditioning systems, and periodic re-sealing and re-striping of the parking lot. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 30 days after demand therefor. Subject to Sections 12 and 13, Tenant shall bear the full cost of any repair or replacement to any part of the Building that results from damage caused by Tenant, its agents, contractors, or employees and any repair that benefits only the Premises.

     10. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Any structural alterations, additions, or improvements, any alterations, additions or improvements involving the penetration of the roof, or any alterations, additions, or improvements requiring the issuance of a permit that are made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which consent can be withheld in Landlord's sole discretion; provided, however, that if the proposed Tenant-Made Alteration involves the construction of any interior mezzanine space that does not involve the relocation of any exterior walls of the Building, Landlord's consent will not be unreasonably withheld or delayed. Tenant shall cause, at its expense, all Tenant-Made Alterations and all other alterations, additions and or improvements constructed by Tenant and not requiring Landlord's consent (the "Exempt Alterations") to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements and Private Restrictions as a result of any Tenant-Made Alterations or Exempt Alterations. All Tenant-Made Alterations and all Exempt Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations, a complete set of "as-built" plans showing the Tenant-Made Alterations, and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations, Exempt Alterations, and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property

     11. SIGNS. Tenant will not construct or install any sign on the exterior of the Building or outside of the Building without Landlord's prior written consent, which consent to any sign will not be unreasonably withheld or delayed. If Landlord fails to approve or refuse Tenant's request to install any sign within thirty (30) days after Tenant serves its request on Landlord together with all such information as Landlord may request from Tenant in writing, such failure shall be deemed a consent to Tenant's request. Without Tenant's prior written consent, Landlord shall not (i) remove, alter, or modify any sign installed in compliance with this Lease or (ii) construct or install any building-mounted exterior sign on or around the Building or on any exterior wall of the Building. Landlord, on Tenant's behalf, shall obtain all applicable governmental permits and approvals for sign and exterior treatments installed by Landlord as part of Landlord's Work. Except for any signs installed by Landlord as part of Landlord's Work, Tenant will obtain any permits required to construct and install such signs and such signs will comply with all Legal Requirements and Private Restrictions.

     12. RESTORATION. If at any time during the Term the Premises are damaged by a fire or other casualty, and if Landlord determines in its good faith business judgment that the amount of time required to restore the Premises will exceed 12 months from the date of such fire or other casualty, Landlord may elect to terminate this Lease upon notice to Tenant given no later than thirty
(30) days after the date of such fire or other casualty. If Landlord fails to timely serve written notice of its election to terminate this Lease of Landlord's determination that the amount of time required to restore the Premises will exceed 12 months from the date of such fire or other casualty, Landlord's right to elect to terminate shall automatically terminate and Landlord shall rebuild and restore such damage as required by this Section 12. If Tenant disputes Landlord's determination that the amount of time required to restore the Premises will exceed 12 months from the date of such fire or other casualty, Tenant shall advise Landlord in writing within sixty (60) days after the date of such fire or other casualty and the amount of time estimated to restore such damage shall be determined by an architect in the manner prescribed by Section 28. If Tenant does not dispute Landlord's determination that the amount of time required to restore the Premises will exceed 12 months from the date of such fire or other casualty, or if the architect under Section 28 determines that the amount of time required to restore the Premises will exceed 12 months from the date of such fire or other casualty, and if Landlord has timely served notice of Landlord's election to terminate this Lease, this Lease shall terminate effective on the earlier of (a) one year after the date of service of Landlord's notice of termination or (b) the date Tenant surrenders possession of the Premises. If Landlord does not elect to terminate this Lease, or if the architect determines that the restoration will take 12 months or less, or if the parties agree that the restoration will take 12 months or less from the date of such fire or other casualty, then Landlord shall promptly restore the Premises, excluding the improvements installed by Tenant. Following the determination that Landlord will or Landlord must undertake the repair and restoration of the Premises, Landlord and Tenant shall set a mutually agreeable work schedule for completion of the restoration work; provided, however, that in no event shall the schedule provide for substantial completion later than the date (if any) determined by the architect for the completion of the restoration. If Landlord fails to substantially complete Landlord's restoration work by the scheduled completion date set forth in the schedule, Landlord shall pay liquidated damages to Tenant in the amount of Two Thousand Five Hundred Dollars ($2,500.00) per day for each of the first thirty (30) days of delay from the scheduled date for such substantial completion until the earlier of (i) the date the Premises are substantially restored or (ii) thirty (30) days after the scheduled completion date for Landlord's restoration work, Five Thousand Dollars ($5,000.00) per day for each of the next thirty (30) days of delay until the earlier of (a) the date such Premises are substantially restored or

(b) sixty (60) days after the scheduled completion date of Landlord's restoration work, and Ten Thousand Dollars ($10,000.00) per day for each day of delay thereafter until the date such Premises are substantially restored. Notwithstanding the foregoing, in no event shall the total delay damages with respect to the construction of any particular Expansion Premises exceed Four Hundred Fifty Thousand Dollars ($450,000). All delay damages due from Landlord to Tenant hereunder shall be due and payable within thirty (30) days after Tenant's service (from time to time) of an invoice on Landlord setting forth the amount delay damages for the period described in such invoice. Landlord agrees to use commercially reasonable and diligent efforts to complete any restoration work in an expedient manner and in a manner to minimize interference with Tenant's use and enjoyment of the remaining portions of the Premises not affected by the damage or destruction. If the Landlord (i) fails to commence the physical on-site performance of any repair and restoration work required under this Section 12 within six (6) months after the date of such damage or destruction or (ii) fails to substantially complete such repairs and restorative work within the earlier of (I) four (4) months after the scheduled completion date of Landlord's restoration work or (II) sixteen (16) months after the date of such damage or destruction, Tenant shall have the right (as its non-exclusive remedy) to terminate this Lease on written notice to Landlord, which termination shall be effective on the earlier of (a) one year after the date of Tenant's notice of termination or (b) the date Tenant surrenders possession of the Premises. If Tenant fails so to terminate prior to the satisfaction of the foregoing conditions (even if such satisfaction is after the date specified therefor), then Tenant's right to terminate as a result thereof shall automatically expire and be of no further force or effect.

     Following the substantial completion of Landlord's restoration work or (at Tenant's election) concurrently therewith, Tenant at Tenant's expense shall promptly perform all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.

     Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Term and it will take more than two (2) months to repair such damage.

     Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonable deductible previously approved by Tenant in writing with respect to Landlord's insurance policy within thirty (30) days after presentment of Landlord's invoice. Base Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises; provided, however, that if, in Tenant's reasonable opinion, such fire or other casualty materially affects the conduct of Tenant's business to the point that it is impractical from the standpoint of prudent management, then Tenant shall have the right to discontinue operations in the Premises and shall thereafter Base Rent shall entirely abate until Landlord's restoration work and Tenant's restoration work are substantially completed. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

     13. CONDEMNATION. If any part of the Premises that materially and adversely affects the continued use, occupancy and enjoyment of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), then upon written notice by Tenant to Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Any compensation attributable to and as consideration for any Taking shall be paid first to Landlord (or Landlord's secured lender holding a deed of trust, mortgage, or other security interest in the Premises) in an amount equal to (i) the Lump Sum Total Project Cost plus the amount of any Total Direct Costs of Expansion Premises paid by Landlord escalated at the rate of two percent (2%) per annum from the Rent Commencement Date with respect to the Original Premises and from the commencement date of this Lease with respect to each such Expansion Premises or (ii) the purchase price paid by the then-current Landlord escalated at the rate of two percent (2%) per annum from the date such then-current Landlord acquired fee title to the Premises plus the Total Direct Cost of any Expansion Premises constructed by such then-current Landlord escalated at the rate of two percent (2%) per annum from the commencement date of this Lease with respect to each such Expansion Premises constructed by such then-present owner of the Premises, next to Tenant to the extent the value of Tenant's leasehold interest (determined by reference to standard appraisal practices, the existence of any unexercised extension options, and the unamortized portion of the cost of any alterations, modifications, or additions constructed or installed in the Premises by Tenant or by Landlord at Tenant's cost), and any remainder shall be paid to Landlord. The foregoing shall not, however, affect or prejudice Tenant's right to make a separate claim against the condemning authority for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

     14. ASSIGNMENT AND SUBLETTING. Except as hereinafter provided, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest without Landlord's prior written consent (which consent will not be unreasonably withheld) and any attempt to do any of the foregoing shall be void and of no effect. Notwithstanding the above, and without the prior written consent of Landlord, Tenant may assign or sublet the Premises, or any part thereof, to (i) any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate") or (ii) any corporation or other legal entity resulting from any merger or other reorganization of Tenant; provided, however, that in connection with any assignment of this Lease to any corporation or other legal entity resulting from any merger or other reorganization of Tenant, Landlord's consent will be required if the surviving entity does not have a net worth that is at least ninety percent (90%) of the net worth of Tenant immediately before the merger or reorganization and the surviving entity is not organized under laws of the United States (or any political subdivision thereof).

In connection with a request for Landlord's consent regarding a proposed assignment of this Lease or sublease of all or part of the Premises (other than an exempt assignment or sublease under this Section), Landlord shall have fifteen (15) working days after the date of service of Tenant's request for Landlord's consent together with all financial information reasonably available concerning the proposed assignee or sublessee to either (a) consent to such assignment or sublease or (b) refuse consent to the proposed assignment. If Landlord fails to elect one of the two options afforded by this Section within said fifteen (15) working day period, such failure shall be deemed a consent to such assignment or sublease. If Landlord refuses his consent, Landlord's refusal shall be in writing and shall identify the principal basis(es) upon which such consent is refused.

     Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings).

     If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

     Landlord will cooperate with Tenant in executing any documents reasonably required to effect any financing by Tenant of this Lease or Tenant's operations in the Premises, so long as such documents will not subject Landlord's interest in the Premises to any forfeiture, encumbrance or lien. Landlord's obligations under this Section shall include (without limitation) the duty to make non-material changes in this Lease (excluding among other things any obligation to pay rent or additional rent and excluding any change in the length of the Term), to give notices of default to Tenant's lender upon the occurrence of a default by Tenant under this Lease, to accept performance by Tenant's lender as the same as performance by Tenant, and to allow Tenant's lender to succeed to Tenant's interest in this Lease and in the Premises following any foreclosure of Tenant's interest in this Lease and the Premises by Tenant's lender.

     15. INDEMNIFICATION. Tenant shall indemnify, defend, and save Landlord harmless from and against any and all claims, actions, damages, liabilities and expenses (including reasonable attorneys' fees through all trial and appellate proceedings and costs) in connection with loss of life, personal injury and/or damage to property arising from or relating to the following: (i) any act or omission of Tenant, its agents, contractors, employees, servants, sublessees or concessionaires, (ii) any breach of this Lease by Tenant, or (iii) any failure by Tenant to perform any duties or obligations imposed on Tenant by this Lease.

     Landlord shall indemnify, defend, and save Tenant harmless from and against any and all claims, actions, damages, liabilities and expenses (including reasonable attorneys' fees through all trial and appellate proceedings and costs) in connection with loss of life, personal injury and/or damage to property arising from or relating to the following: (1) any act or omission of Landlord, its agents, contractors, employees, servants, (2) any breach of this Lease by Landlord, or (3) any failure by Landlord to perform any duties or obligations imposed on Landlord by this Lease.

     The furnishing of insurance required hereunder shall not be deemed to limit the parties' obligations under of this Section 15.

     16. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time and upon reasonable advance notice (except in the case of emergency, when notice shall not be required) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours and following reasonable advance notice for the purpose of showing the Premises to prospective purchasers and, during the final twelve (12) months of the Term, to prospective tenants. In exercising its right of entry hereunder, Landlord shall minimize any inconvenience or interruption of Tenant's business. Landlord may erect a suitable sign on the Premises stating the Premises are available for sale and (during the final twelve (12) months of the Term) are available to let.

     17. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, except for persons claiming by or through Landlord in compliance with the provisions of Section 24.

     18. SURRENDER. Upon termination of the Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in broom clean condition, ordinary wear and tear and casualty loss and condemnation covered by Sections 12 and 13 excepted. Any trade fixtures not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense and in the manner prescribed by law. All obligations of the parties hereunder not fully performed as of the termination of the Term shall survive the termination of the Term, including (without limitation) indemnity obligations, payment obligations with respect to Base Rent and obligations concerning the condition and repair of the Premises.

     19. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Term, unless otherwise agreed in writing, such possession shall be deemed to constitute a month-to-month tenancy and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to one hundred twenty-five percent (125%) of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, if Landlord advises Tenant in writing not later than three (3) months prior to the expiration of the Lease that it will require Tenant to promptly vacate possession of the Premises at the Term expiration date, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this
Section 19 shall not be construed as consent for Tenant to retain possession of the Premises.

     20. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

          (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) business days after Tenant's receipt of written notice from Landlord that same is past due.

          (ii) Tenant shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) involuntarily become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; (D) die or suffer a legal disability (if Tenant is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant is a corporation, partnership or other entity); or (E) become or be adjudged to be insolvent or otherwise be unable to pay its debts generally as they become due.

          (iii) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

          (iv) Tenant shall fail to discharge (by payment or posting of a satisfactory bond in the form and content required by applicable law) any lien placed upon the Premises in violation of this Lease within 30 days after the later of (1) the date any such lien or encumbrance is filed against the Premises or (2) the date Tenant receives actual written notice that such a lien was filed.

          (v) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default; provided, however, that if the nature of the default is such that it cannot be reasonably cured within such thirty (30) day period, Tenant shall not be in default if Tenant begins any performance required to cure such default within such thirty (30) day period and thereafter diligently and uninterruptedly prosecutes such cure to completion.

     21. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.

     If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs (provided, however, that Landlord shall only be entitled to recover that portion of any renovation and alterations costs of the Premises and any real estate commissions for any replacement lease as are actually paid by Landlord [collectively be referred to as the "Replacement Costs"] that bears the same proportion to the total amount of the Replacement Costs as the remaining Term of this Lease at the time of the commencement of such replacement lease bears to the total term of such replacement lease); and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

     If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suite), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions [subject to the limitations set forth above], the expense of such reletting (including without limitation brokerage fees and leasing commissions [subject to the limitations set forth above]) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

     Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

     22. LANDLORD'S DEFAULTS AND TENANT'S REMEDIES. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure; provided, however, that if the nature of the default is such that it cannot be reasonably cured within such thirty (30) day period, Landlord shall not be in default if Landlord begins any performance required to cure such default within the thirty (30) day period and thereafter diligently and uninterruptedly prosecutes such cure to completion. On the occurrence of any default by Landlord, Tenant shall have all rights and remedies provided at law, in equity, or under this Lease. Subject to Tenant's proof of the existence and amount of same, Landlord acknowledges that Tenant's damages resulting from any breach or default by Landlord may include (without limitation) damages for increased rent at any new or replacement facility leased by Tenant and moving and relocation costs associated with Tenant's inventory and equipment, and the loss of value of any Tenant-Made Alterations and/or Exempt Alterations constructed and installed by Tenant. Notwithstanding the foregoing, if Tenant obtains the entry of a judgment in favor of Tenant (including, without limitation, the entry of any judgment under Section 8), and if Landlord fails to cure the default within thirty (30) days after the date of such judgment (including, without limitation, payment of the amount of any damages awarded to Tenant and any attorney's fees and court costs recoverable by Tenant as a result of such proceeding), Tenant's rights shall include (without limitation) the right of termination. Tenant's rights and remedies under this Lease shall be cumulative and nonexclusive and may be exercised concurrently, sequentially or in any order Tenant may select.

     If Landlord fails to pay any sum payable by Landlord to Tenant hereunder within five (5) working days after Tenant's service of written notice on Landlord that same is past due, Landlord shall pay to Tenant interest on such past-due amount at the rate of interest from time to time announce by Bank of America (San Francisco Headquarters branch) as its "prime" or "reference" plus four percent (4%) per annum (not to exceed the maximum amount permitted by law), which interest shall commence to accrue on the date same was due.

     23. WAIVER OF JURY TRIAL. Tenant and Landlord waive any right to trial by jury or to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between Landlord and Tenant arising out of this Lease or any other instrument, document, or agreement executed or delivered in connection herewith or the transactions related hereto.

     24. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage now existing on or against the Premises and all amendments, restatements, renewals, modifications, consolidations, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder, which instruments shall be in the form and content of the Subordination Agreement described in this Section. If requested by Tenant, Landlord shall obtain a Subordination Agreement from the holder of any mortgage now existing and presently affecting the Premises, which Subordination Agreement shall be in substantially the same form and content as the attached Exhibit "C", together with such modifications as may be reasonably acceptable to Landlord and Tenant. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

     Tenant agrees to make this Lease and Tenant's rights hereunder junior and inferior to any mortgage hereinafter placed upon the interest of Landlord in the Premises if, and only if, the Mortgagee under such holder enters into a Subordination Agreement in the form and content described above.

     25. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged (by payment or posting of a satisfactory bond in the form and content required by applicable law) within 30 days after the later of (1) the date any such lien or encumbrance is filed against the Premises or (2) the date Tenant receives actual written notice that such a lien was filed; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

     26. ESTOPPEL CERTIFICATES. The parties agree, from time to time, within twenty (20) days after request from the other party, to execute and deliver to the requesting party, or the requesting party's designed, any estoppel certificate stating (if true) that this Lease is full force and effect, the date to which rent has been paid, that the requesting party is not in default hereunder (or specifying in detail the nature of such default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by the requesting party. The parties' obligations to furnish each estoppel certificate in a timely fashion is a material inducement for the parties' execution of this Lease. For the purpose of any estoppel or other certification required to be executed and delivered by Tenant under this Lease, "Tenant's knowledge" shall mean and be limited to the actual knowledge of the individual signing the estoppel certificate on behalf of Tenant (without imputation of any knowledge from any of Tenant's other employees, agents, contractors, or attorneys and without any investigation or inquiry).

     27.  ENVIRONMENTAL REQUIREMENTS.

     (a)  Landlord, Contractor and Tenant Mutual Covenants.  In addition to the
          ------------------------------------------------
compliance requirements set forth herein, and not by way of limitation thereof, Landlord, Contractor and Tenant mutually covenant and agree as set forth in this
Section 27.

     (b)  Definitions.  As used in this Section 27, the following terms shall
          -----------
have the following meanings:

     (i) "Environmental Condition(s)" means the presence on, in or under the Premises of any Hazardous Material(s) except, as are in compliance with Environmental Laws, whether such presence is in ambient air, surface water, groundwater, land surface or subsurface strata.

     (ii) "Environmental Laws" means all federal, state or local environmental laws, and any and all policies, rules and regulations thereunder, which are, at any time and from time to time, applicable to the Premises, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
          Section 9601, et seq. ("CERCLA"); the Solid Waste Disposal Act ("SWDA") and Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Toxic Materials Control Act, 15 U.S.C. Section 2601, et seq.; and the Safe Drinking Water Act, 42 U.S.C. Section 300f through 300j; and any applicable state or local statutes, laws, ordinances or regulations.

     (iii)"Environmental Liability(ies)" means any Environmental Conditions with respect to which there are effective and applicable Environmental Laws pursuant to which any regulatory authorities having jurisdiction over the Premises would have authority to require remediation activities. Designation of a condition as an Environmental Liability by any regulatory authorities or other third parties, shall not be construed as an admission thereof by either Landlord, Contractor or Tenant.

     (iv) "Hazardous Materials" means (A) any material or substance (1) which is defined as a "hazardous substance," "hazardous waste," "chemical mixture or substance," or "air pollutant" under any Environmental Laws, (2) containing petroleum, crude oil or any fraction thereof, (3) containing polychlorinated biphenyls ("PCB's"), (4) containing asbestos, or (5) which is radioactive; (B) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their respective broadest senses, or are defined or become defined under any Environmental Laws; or (C) any materials which cause a nuisance upon or waste to the Premises or any portion thereof.

     (c)  Landlord Representation, Landlord Indemnity.  To Landlord's actual
          -------------------------------------------
knowledge, and except as may be set forth in that certain environmental site assessment report prepared by Subsurface Investigations, Inc., entitled Report of Phase 1 Environmental Assessment Planned Industrial Site Catawba Road-Fire Tower Road,

Rock Hill, South Carolina" Project Number 6636A dated January 13, 1996 (sic) and that certain letter addendum dated February 21, 1997 addressed to Mr. Jay Marr at Walsh, Higgins & Company, no Environmental Conditions exist on the Land. To the extent, if any, and only to the extent, that (i) Landlord is in breach of the first sentence of this Section 27(c), or (ii) Landlord, or its partners, directors, officers, shareholders, contractors subcontractors, sub-subcontractors, Mortgagees, agents or employees proximately cause any Environmental Conditions on the Premises, or any portion thereof, then Landlord shall (1) promptly commence, and thereafter prosecute to completion, the removal and remediation of any such Hazardous Materials and return the Premises to compliance with all Environmental Laws and (2) indemnify and save Tenant, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against the direct out-of-pocket costs and expenses (and not any indirect or consequential loss, cost or damage) incurred by any one or more of them in order to clean-up or remediate the Premises to the extent required by applicable Environmental Laws, and from and against any and all other direct liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees and court costs, incurred or sustained by any one or more of them as a result of such breach or of such Environmental Conditions.

     (d) Contractor Indemnity.  To the extent, if any, and only to the extent,
         --------------------
that Contractor, or its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents or employees proximately cause any Environmental Conditions on the Premises, or any portion thereof, then Contractor shall (1) promptly commence, and thereafter prosecute to completion, the removal and remediation of any such Hazardous Materials and return the Premises to compliance with all Environmental Laws and (2) indemnify and save Tenant, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against the direct out-of-pocket costs and expenses (and not any indirect or consequential loss, cost or damage) incurred by any one or more of them in order to clean-up or remediate the Premises to the extent required by applicable Environmental Laws, and from and against any and all other direct liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees and court costs, incurred or sustained by any one or more of them as a result of such of such Environmental Conditions.

     (e) Tenant Covenant; Tenant Indemnity.  To the extent, if any, and only to
         ---------------------------------
the extent, that Tenant, or its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents or employees, (i) are in breach of any of its covenants, agreements or obligations under this Article 27, or (ii) proximately cause any Environmental Conditions on the Premises, or any portion thereof, then Tenant shall (1) promptly commence, and thereafter prosecute to completion, the removal and remediation of any such Hazardous Materials and return the Premises to compliance with all Environmental Laws and
(2) indemnify and save Landlord, Contractor and each of their respective partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees, agents and employees harmless from and against the direct out-of-pocket costs and expenses (and not any indirect or consequential loss, cost or damage) incurred by any one or more of them in order to clean-up or remediate the Premises to the extent required by applicable Environmental Laws, and from and against any and all other direct liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees and court costs, incur-red or sustained by any one or more of them as a result of such of such breach or of such Environmental Conditions. Upon the expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials (to the extent such Hazardous Materials are generated, stored, released or disposed of during the Term by Tenant) to be removed from the Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Environmental Laws.

     (f) Third Party-Caused Environmental Condition.  Landlord, Contractor and
         ------------------------------------------
Tenant covenant and agree to promptly notify the others in writing after such party discovers the presence, release, discharge of any Environmental Conditions. In the event (i) any Environmental Condition is discovered upon the Premises and (ii) pursuant to the provisions of Sections 27(c), 27(d) and 27(e) hereof, neither Landlord, Contractor nor Tenant, respectively, is obligated to clean-up, remediate or indemnify another party hereunder with respect to such Environmental Condition, then Landlord may, if it chooses to do so, in its sole discretion, and, in such event, at Landlord's sole cost and expense, clean-up or remediate the Premises to the extent required by applicable Environmental Laws. If Landlord so elects, it shall notify Tenant, in writing, of such election within sixty (60) days after Landlord discovers or receives notice of the existence or claimed existence of the Environmental Condition, and shall thereafter diligently pursue and complete such clean-up or remediation. If Landlord fails to notify Tenant, in writing, of Landlord's election within the aforesaid sixty (60)-day period, Landlord shall be conclusively deemed to have elected not so to clean-up and remediate. In that event, Tenant may, if it chooses to do so, in its sole discretion, and, in such event, at Tenant's sole cost and expense, clean-up or remediate the Premises to the extent required by applicable Environmental Laws. If Tenant so elects, it shall notify Landlord, in writing, thereof, within sixty (60) days after any written notice from Landlord that Landlord has elected not to clean-up or remediate, or within sixty
(60) days after the end of the aforesaid sixty (60)-day period afforded to Landlord, if Landlord has not notified Tenant of Landlord's election, whichever is sooner, and shall thereafter diligently pursue and complete such clean-up or remediation. In the event that neither Landlord nor Tenant elects to clean-up or remediate the Environmental Condition, and such clean-up or remediation is required under applicable Environmental Laws, then, Tenant may elect to terminate this Lease, upon ninety (90) days' written notice to Landlord, which written notice must be given, if at all, within one hundred twenty (120) days after any written notice from Landlord that Landlord has elected not to clean-up or remediate, or within one hundred twenty (120) days after the end of the aforesaid sixty (60)-day period afforded to Landlord, if Landlord has not notified Tenant of Landlord's election, whichever is sooner. If any such notice of termination is not given within such time period, then Tenant's right to terminate this Lease under this Section 27(f) as a result of such discovered Environmental Condition, shall automatically become null and void and of no further force or effect.

     (g) Notice.  If a claim by a third person (including, without limitation,
         ------
any governmental entity) is made against any person or entity indemnified hereunder, and such person or entity intends to seek indemnification with respect to such claim under this Section 27, such person or entity seeking such indemnification shall promptly give notice of such claim to the indemnifying party. In addition, if a person or entity indemnified under this Section 27 comes into possession of facts which could reasonably lead to a claim for indemnification under this Section 27, such party shall promptly give notice of such facts to the indemnified party. If Landlord, Contractor or Tenant is notified or cited for any violation (or possible violation) of any Environmental Laws by any governmental body having jurisdiction of the Premises, with regard to any Environmental Condition, such party shall promptly notify the other parties thereof, and shall include with such notification copies of such governmental notification or citation and such other documents as may be reasonably necessary to describe the alleged violation (or possible violation).

     (h) Exclusive Remedy and Survival.  Notwithstanding any other indemnities
         -----------------------------
set forth herein, the parties agree that the foregoing indemnifications shall exclusively define their rights and obligations with respect to Environmental Liabilities arising from or related to the Premises. The provisions of this
Section 27 shall survive the termination of the Lease and be effective for so long as Landlord, Contractor or Tenant may have any liability whatsoever with respect to the Premises.

     (i) Compliance with Other Laws.  Subject to the foregoing provisions of
         --------------------------
this Section 27, Tenant, at its sole cost and expense, shall fully comply with, and provide to Landlord all information needed from time to time in regard to, all provisions of all Environmental Laws, either currently in effect or hereafter enacted, which relate to Tenant's installation, handling, generation, storage, treatment, use, disposal of, discharge, release, manufacture, refinement, emission, abatement, removal, or transportation of Hazardous Materials at the Premises.

     (j) Storage of Hazardous Materials.  Tenant shall not install, handle,
         ------------------------------
generate, store, treat, use, dispose of, discharge, release, manufacture, refine, emit, abate, remove, transport or conduct any other activity with respect to, on, in or around the Premises (collectively, "handle"), any Hazardous Materials except in accordance with any and all applicable Environmental Laws.

     (k) Environmental Audits.  Upon Landlord's request prior to the exercise of
         --------------------
any option to renew for a extended Term and prior to Tenant's vacation of the Premises, Tenant shall undertake and submit to Landlord an environmental audit from an environmental company reasonably acceptable to Landlord, which audit shall be conducted in accordance with standards reasonably imposed by Landlord, and shall otherwise evidence Tenant's compliance with this Article 27. If such audit reveals that Tenant is handling Hazardous Materials in violation of any Environmental Laws, such environmental audits shall be at Tenant's sole cost and expense. In all other instances, Landlord shall pay the cost and expense of such requested environmental audits.

     28. FORCE MAJEURE.

     (a) Landlord's Force Majeure.  If the construction and installation of
         ------------------------
Landlord's Work or the construction of any Expansion Premises or the performance of any repair or restoration work or other obligations (other than payment of money), is delayed due to inclement weather, national strikes, material shortages resulting from fire or other casualty incurred by Landlord's material suppliers where reasonable substitutes are not available, casualties, delays from governmental regulations, inspections or controls beyond those customary or foreseeable as of the date of this Lease, delays proximately caused by Tenant's failure to approve plans and specifications within the time periods set forth in the Work Letter, or other causes beyond Landlord's reasonable control (collectively and alternatively a "Force Majeure Condition"), and if Landlord notifies Tenant in writing within five (5) working days after Landlord knows (or reasonably should have known) of the occurrence of a Force Majeure Condition which will delay Landlord's performance of Landlord's Work, then the deadlines specified in this Lease for the construction of Landlord's Work shall be extended for a period of time reasonably attributable to the occurrence of such Force Majeure Condition. If Landlord and Tenant are unable to agree upon the period of time that the Force Majeure Condition shall extend any deadlines related to the performance of Landlord's Work, such dispute shall be settled by a single architect selected by Tenant from the attached Exhibit "H." To the extent local law requires the adoption of any rules as a condition to enforcement of the arbitration resulting from architect's determination of any matter subject to the provisions of this Section, the architect shall conduct any arbitration in accordance with the commercial arbitration rules (but not the jurisdiction) of the American Arbitration Association. The architect's decision shall be final and judgment on the architect's decision may be entered in accordance with applicable law in any court having jurisdiction over the matter. The parties agree to equally share the cost of the architect's fees in resolving the dispute that is the subject matter of this Section 28(a).

     (b) Tenant's Force Majeure.  If the performance of any obligation required
         ----------------------
to be performed by Tenant under this Lease (other than the payment of money) is delayed as a result of the occurrence of inclement weather, strikes, material shortages, casualties, or other causes beyond Tenant's reasonable control (collectively and alternatively a "Tenant Force Majeure Condition"), then the deadline for the performance of such non-monetary obligations shall be extended for a period of time reasonably attributable to the occurrence of such Tenant Force Majeure Condition. If Landlord has served Tenant with any written notice that Tenant is in default in its obligations under this Lease (other than the payment of money), Tenant shall be able to claim the benefit of any Tenant Force Majeure Condition with respect to the determination of the timeliness of Tenant's cure of such default if and only if Tenant notifies Landlord in writing within five (5) working days after Tenant knows (or reasonably should have known) of the occurrence of a Tenant Force Majeure Condition which will delay Tenant's cure of such default. If Landlord and Tenant are unable to agree upon the period of time that the Tenant Force Majeure Condition shall extend any deadlines related to the performance of non-monetary obligations under this Lease or the curing of any defaults hereunder, such dispute shall be settled by a single architect selected by Tenant under Section 28.(a) above.

     29. ENTIRE AGREEMENT, MODIFICATION AND WAIVER. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and expressly supersedes those certain indemnity agreements from Tenant to Landlord dated February 13, 1997 and February 26, 1997 (the "Indemnity Letters"), which Indemnity Letters shall be of no further force or effect. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both Landlord and Tenant. No waiver of any of the provisions hereof shall deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. Tenant and Landlord further agree that forbearance or waiver by Landlord or Tenant to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of such party's right to enforce one or more of its rights in connection with any subsequent default. Any law, usage, or custom to the contrary notwithstanding, Landlord and Tenant shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof and the failure by either Landlord or Tenant at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same.

     30. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     31. BROKERS. Landlord has been advised that Cushman & Wakefield and/or Carolina Commercial (collectively and alternatively "Cushman") may claim that they have been engaged to represent Tenant in connection with the provision of real estate brokerage and/or related services in connection with the Premises and/or the execution of this Lease. Landlord understands that Tenant denies that Cushman represents Tenant or has any contractual or other rights to payment in connection with this Lease or Tenant's leasehold interest in the Premises. Landlord represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction other than as set forth in the Basic Lease Terms and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth in the Basic Lease Terms. Landlord hereby assumes all responsibility for any commissions or other liabilities payable to any broker, agent, finder or other person and agree to indemnify, defend (with attorneys reasonably acceptable to Tenant) and hold Tenant harmless from and against any claims, demands, liabilities (including, without limitation, attorneys' fees and costs), judgments, actions, causes of action, damages, or demands by any broker, agent, finder or other person in connection with the execution of this Lease.

     32. SALE OF PREMISES. The original Landlord shall not sell, convey, or otherwise transfer the Premises to any affiliated or unaffiliated entity without Tenant's prior written consent and approval; provided, however that Tenant's prior written consent shall not be required for any sale, conveyance or transfer of the Premises to any entity set forth in the attached Exhibit "E", to any entity controlled by or affiliated with such entity, or any other entity whose principal has substantially the same net worth as the entities listed in Exhibit "E" (a "Pre-Approved Transfer") and this sentence shall not be binding on any successor Landlord. If Tenant's consent for any sale, conveyance or transfer is required hereunder, Tenant's consent shall not be unreasonably withheld. Regardless of whether the transfer is a Pre-Approved Transfer or a transfer requiring Tenant's prior written consent, no such transfer shall be effective unless Landlord obtains and delivers to Tenant an original, fully-executed counterpart of a written instrument wherein such transferee expressly agrees for the benefit of Tenant to assume all of Landlord's obligations under this Lease. If and only if Landlord obtains and delivers to Tenant an original, fully-executed counterpart of a written instrument wherein such transferee expressly agrees for the benefit of Tenant to assume all of Landlord's obligations under this Lease, Landlord shall be relieved of all obligations thereafter accruing under this Lease.

     33. LIMITATION ON LIABILITY. Landlord's liability under this Lease shall be limited to its interest in the Premises, the rents, issues, profits therefrom, any deposit, checking or other accounts in which the rents, issues and profits may be deposited, any insurance and/or condemnation proceeds, and any other proceeds of the foregoing; provided, however that if Landlord sells, conveys or otherwise transfers the fee title to the Premises, and if the transferee fails to assume all of Landlord's obligations in writing for the express benefit of Tenant, then Landlord's liability to Tenant shall not be limited by the provisions of this Section.

     34.  MISCELLANEOUS.

     (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

     (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

     (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon receipt.

     (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, if a party's consent or approval to any act or request by the other party is required by this Lease, such party's consent will not be unreasonably withheld or delayed.

     (e) At Landlord's request (no more than once per year) Tenant shall furnish Landlord with true and complete copies of its most recent published public annual and quarterly financial statements, and of its public annual financial statements for each of its two (2) preceding fiscal years prepared by Tenant or Tenant's accountants; provided, however, that if Tenant is not a publicly held company, Tenant shall deliver a balance sheet, income statement and profit and loss statement to Landlord for Tenant's current fiscal year-end each of its two (2) preceding fiscal years which reports and statements shall be audited (if Tenant has audited financial statements) or shall be certified by Tenant's chief financial officer to have been prepared in accordance with generally accepted accounting principles.

     (f) Prior to the Commencement Date, Landlord will prepare and file a memorandum of lease in a form and content approved by Tenant.

     (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

     (h) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     (i) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

     (j) Time is of the essence as to the performance of the parties' obligations under this Lease. In the event the scheduled date for the performance of any duty or obligation required to be performed by either Landlord or Tenant under this Lease or in the event the scheduled date for the exercise of any right or option contained therein shall fall on a Saturday, Sunday, or legal holiday, such performance or exercise by Tenant shall be timely if given or exercised on the next following business day.

     (k) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


TENANT:                                             LANDLORD:
WEST MARINE, INC.                                   W/H NO. 31, L.L.C., a South Carolina limited
                                                    liability company

By: _________________
Its:_________________                               By: ____________________
                                                    Title:__________________

                                                    Address:
By:__________________
Its:_________________                               c/o Walsh, Higgins & Company
                                                    101 E. Erie, Suite 800
Address:                                            Chicago, IL  60611
                                                    Attn:  Gerald A. Pientka and Donald J. Johnson
West Marine, Inc.
500 Westridge Drive                                 CONTRACTOR:
Watsonville, CA 95076
Attn: Real Estate                                   WALSH, HIGGINS & COMPANY


                                                    By:_____________________
                                                    Its:____________________

                                                    Address:

                                                    101 E. Erie, Suite 800
                                                    Chicago, IL  60611
                                                    Attn: Gerald A. Pientka and Donald J. Johnson


                                  EXHIBIT "B"
                                  WORK LETTER
                                  -----------

 THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO CHAPTER 48 OF TITLE 15 OF
 ------------------------------------------------------------------------------
                        THE SOUTH CAROLINA CODE OF LAWS
                        -------------------------------

     In connection with the building, site improvements and other alterations and additions to be constructed by Landlord as part of Landlord's Work, the parties hereby agree as follows:

1.   Scope of Work.  For the purpose of this Lease, "Landlord's Work" shall mean
     -------------
the construction (at Landlord's sole cost and expense) of (i) a building shell, interior improvements and finishes, and site improvements for a warehouse facility and two story office area satisfying the requirements of the attached Exhibit "1" as subsequently incorporated into the Final Plans and Specifications (as hereinafter defined) and (ii) the Access Road and Site Improvements (as defined in the Lease) connecting Fire Tower Road and State Highway 21, which Access Road and Site Improvements shall be constructed in accordance with applicable governmental standards and shall be located as approximately shown on the Site Plan attached hereto as Exhibit "4."

     Landlord shall have the right (but not the obligation) to commence all or any portion of Landlord's Work before Tenant reviews and approves the Improvement Plans and Specifications; provided, however, that such commencement by Landlord shall not restrict or prejudice any of Tenant 's rights under this Work Letter with respect to any non-compliance with such work relative to the specifications contained in Exhibit "1." Subject to the provisions of this Work Letter, any Change Orders resulting in Time Changes, and any Force Majeure Conditions, Landlord shall construct Landlord's Work in accordance with the schedule attached hereto as Exhibit "2." Subject to any Change Orders resulting in Time Changes and any Force Majeure Conditions, Landlord and Contractor agree to use commercially reasonable best efforts to substantially complete the construction of the roof, floor, fire sprinkler, and interior lighting over each quartile of the Original Premises to the standards and on the time table set forth in the attached Exhibit "3".

     Following the substantial completion of the construction of the roof, floor, fire sprinkler, and interior lighting in each quartile of the Original Premises, Tenant shall have the right to enter into such quartile and commence the installation of its racking, equipment, conveyors, and trade fixtures, which early entry shall be subject to the provisions of Section 3 of the Lease.

     Subject to the provisions of this Work Letter, any Change Orders resulting in Time Changes, and any Force Majeure Conditions, Landlord and Contractor shall substantially complete the construction of Landlord's Work in accordance with the Final Plans and Specifications (except for those items set forth in the attached Exhibit "6") and shall obtain a temporary certificate of occupancy or such other written governmental certification or approval as may be required to allow Tenant to lawfully commence storing merchandise and inventory in the Original Premises (a "Temporary Certificate of Occupancy") and install all locks and other security devices required to fully secure and lock by December 6, 1997. Following the substantial completion of the construction of Landlord's Work in accordance with the Final Plans and Specifications (except for those items set forth in the attached Exhibit "6") and the acquisition of a written Temporary Certificate of Occupancy, Tenant shall be entitled to commence storing inventory and merchandise in the Original Premises and using same for any use permitted in connection with a Temporary Certificate of Occupancy.

     Subject to the provisions of this Work Letter, any Change Orders resulting in Time Changes, and any Force Majeure Conditions, Landlord and Contractor shall substantially complete the construction of Landlord's Work in accordance with the Final Plans and Specifications, shall obtain a written Certificate of Occupancy (as defined in the Basic Lease Terms of the Lease) with respect to the Original Building and the Original Premises, and (if that portion of the Access Road and Site Improvements required to provide truck access to the "project east" side of the Original Premises from Fire Tower Road is not substantially completed) shall substantially complete a temporary access to the "project east" side of the Original Premises in compliance with the specifications attached hereto as Exhibit "5", which temporary access road shall be sufficient in design and construction to endure regular and routine use by trucks and trailers carrying commercial loads of inventory to the rear of the Original Premises by December 31, 1997. If Landlord constructs temporary access to the "project east" side of the Original Premises, then Landlord shall remove all improvements constructed by Landlord to provide such temporary access and shall construct and install the parking, sidewalk and related on-site improvements shown on the Final Plans and Specifications for the affected area upon completion of the Access Road and Site Improvements.

     Subject to the provisions of this Work Letter, any Change Orders resulting in Time Changes, and any Force Majeure Conditions, if Landlord and Contractor fail to substantially complete the construction of Landlord's Work in accordance with the Final Plans and Specifications (except for those items set forth in the attached Exhibit "6") and obtain a written Temporary Certificate of Occupancy for the Original Premises by December 6, 1997, Landlord and/or Contractor shall pay Tenant Two Thousand Five Hundred dollars ($2,500.00) per day for each day of delay from and after such date until such work is completed and delivered.

     Subject to the provisions of this Work Letter, any Change Orders resulting in Time Changes, and any Force Majeure Conditions, if Landlord and Contractor fail to substantially complete the construction of Landlord's Work in accordance with the Final Plans and Specifications, obtain a written Certificate of Occupancy, and (if that portion of the Access Road and Site Improvements required to provide truck access to the "project east" side of the Original Premises from Fire Tower Road is not substantially completed) substantially complete temporary access to the "project east" side of the Original Premises as prescribed above by December 31, 1997, Landlord and/or Contractor shall pay Tenant Five Thousand dollars ($5,000.00) per day for each day of delay from and after such date until such work is completed and delivered.

     Subject to the provisions of this Work Letter, any Change Orders resulting in Time Changes, and any Force Majeure Conditions, if Landlord and Contractor fail to substantially complete the construction of Landlord's Work in accordance with the Final Plans and Specifications, obtain a written Certificate of Occupancy, and (if that portion of the Access Road and Site Improvements required to provide truck access to the "project east" side of the Original Premises from Fire Tower Road is not substantially completed) substantially complete temporary access to the "project east" side of the Original Premises as prescribed above by January 30, 1998, Landlord and/or Contractor shall pay Tenant Ten Thousand dollars ($10,000.00) per day for each day of delay from and after such date until such work is completed and delivered.

     Notwithstanding the foregoing, in no event shall the total delay damages under this Work Letter exceed Four Hundred Fifty Thousand Dollars ($450,000). All delay damages due from Landlord and/or Contractor to Tenant hereunder shall be due and payable within thirty (30) days after Tenant's service (from time to time) of an invoice on Landlord setting forth the amount delay damages for the period described in such invoice.

     If the construction and installation of Landlord's Work is delayed due to the occurrence of any Force Majeure Conditions (as defined in the Lease), the schedule for Landlord's Work shall be delayed in accordance with the provisions of Section 28 of the Lease and any disputes regarding such Force Majeure delays shall be resolved in the manner prescribed by Section 28 of the Lease.

     2.   Improvement Plans and Specifications.  Within the time period
          ------------------------------------
specified in the Schedule attached as Exhibit "2", Landlord and/or Contractor shall prepare working architectural and engineering plans and specifications for Landlord's Work (the "Improvement Plans and Specifications") satisfying the requirements of Exhibit "1", as modified to reflect any Change Orders mutually approved by Contractor/Landlord and Tenant.

     Upon completion, Landlord and/or Contractor shall deliver a set of the Improvement Plans and Specifications to Tenant and Tenant shall have ten (10) working days after the receipt of the Improvement Plans and Specifications to review and approve such drawings or to deliver to Landlord and/or Contractor a detailed statement of objections thereto. If Tenant reasonably disapproves the Improvement Plans and Specifications, Landlord and/or Contractor shall revise such plans to remedy such reasonable objections within ten (10) working days after receipt by Landlord and/or contractor of such disapproval and shall again submit the Improvement Plans and Specifications to Tenant for approval. This procedure shall be repeated until the Improvement Plans and Specifications are approved by both Landlord and/or Contractor and Tenant. If a dispute arises whether Landlord or Tenant are acting unreasonably with respect to any review and approval of the Improvement Plans and Specifications, such dispute shall be settled by an architect in the manner prescribed by Section 28 of the Lease. Landlord and/or Contractor and Tenant shall indicate their approval of the Improvement Plans and Specifications by initialing them. Neither Tenant's review and approval of the Improvement Plans and Specifications nor Tenant's inspection of Landlord's Work shall (i) create any express or implied duty to insure that the Improvement Plans and Specifications or construction of Landlord's Work comply with the Construction Standards or (ii) waive or release Landlord and/or Contractor from any warranties or representations contained in this Lease or any of the covenants, terms or obligations set forth in this Work Letter.

     The Improvement Plans and Specifications, as approved by both Landlord and/or Contractor and Tenant, shall be collectively referred to as the "Approved Plans and Specifications."

     3.   Acquisition of Permits.  Landlord and/or Contractor shall obtain a
          ----------------------
building permit and such other governmental authorizations as may be necessary or required for the construction and installation of Landlord's Work. The Approved Plans and Specifications, as amended and modified to obtain governmental authorization, shall be referred to as the "Final Plans and Specifications."

     4.   Change Requests.  No revisions to the approved Final Plans and
          ---------------
Specifications shall be made by either Landlord and/or Contractor or Tenant unless approved in writing by both parties. The parties agree to make all nonmaterial changes required by any public agency to conform with governmental regulations. Tenant shall have the right (subject to Landlord's approval, which shall not be unreasonably withheld or delayed) to request changes in Landlord's Work beyond the scope of work generally described in the attached Exhibit "1" ("Change Orders"). All such Change Order requests shall comply with applicable laws. Upon receipt of a Change Order, Landlord and/or Contractor and Tenant shall meet to agree upon the cost of any additions to Landlord's Work ("Additive Change Orders") or deductions from Landlord's Work ("Deductive Change Orders") and the adjustment if any in the delivery time tables set forth in this Work Letter or the Lease ("Time Changes"). Landlord and Contractor agree to use their best efforts to obtain the lowest possible price on any Additive Change Order and to obtain the greatest value on any Deductive Change Orders. If Landlord/Contractor and Tenant are unable to agree on the amount of any Time Changes, such dispute shall be settled by an architect in the manner prescribed by Section 28 of the Lease.

      The difference between the sum of all Additive Change Orders and all Deductive Change Orders shall be refereed to the "Net Change Order." For all Change Orders approved by Tenant before December 1, 1997, Landlord grants Tenant the right to make up to Seven Hundred Thousand Dollars ($700,000) (the "Change Order Fund") of Net Change Orders and to incorporate (at Tenant's option) all or a portion of such Change Order Fund into an increase in the Base Rent in accordance with this Section. If the amount of the Net Change Order exceeds Seven Hundred Thousand Dollars ($700,000), Tenant shall pay the excess to Landlord in cash. If the Net Change Order incurred and spent by Tenant by December 1, 1997 is less than or equal to Seven Hundred Thousand Dollars ($700,000), then Tenant shall have the right to incorporate all or a portion of such amount by increasing the initial Annual Base Rent over the initial ten (10) years of the Term in an amount equal to ten percent (10%) of such Net Change Order or paying all or a portion of such amount in cash. Any amounts payable by Tenant to Landlord shall be due thirty days after the Rent Commencement Date. If the Net Change Order is less than zero, Landlord shall pay such amount to Tenant in cash. Tenant shall elect in writing what portion of the Net Change Order Tenant elects to convert into an increase in Base Rent by December 1, 1997.

     From and after December 31, 1997, the Net Change Orders approved by Tenant not incorporated as a change in the Base Rent will be either be paid in cash by Tenant to Landlord or paid in cash by Landlord to Tenant (as the case may be) within thirty (30) days after the Rent Commencement Date.

     5.   Construction of Landlord's Work.  Landlord and/or Contractor shall
          -------------------------------
construct Landlord's Work in conformance with the Final Plans and Specifications, in a good and workmanlike manner, and in compliance with all applicable and required permits and authorizations (collectively referred to as the "Construction Standards").

     Tenant shall be entitled, at all times during the construction and installation of Landlord's Work, to enter the Original Premises and inspect the construction and installation of Landlord's Work to insure that Landlord's Work is being constructed in accordance with the Construction Standards. Any entry by Tenant shall not unreasonably interfere with the conduct of Landlord's Work and Tenant shall indemnify and hold Landlord harmless from all damage resulting from such entry. If, at anytime during the construction and installation of Landlord's Work, Tenant gives Landlord and/or Contractor written notice that such construction and installation is not in conformance with the Construction Standards, then Landlord and/or Contractor shall immediately cure such non-compliance; provided, however, that if a compliance dispute exists between Landlord and/or Contractor and Tenant, such dispute shall be resolved in the manner prescribed by Section 28 of the Lease.

     6.   Payment of Improvement Cost.  Landlord grants Tenant an allowance of
          ---------------------------
Seventy-Five Thousand dollars ($75,000.00) for installing landscaping at the Original Premises and an allowance of Fifteen Thousand Dollars ($15,000.00) for installing signs at the Original Premises. If the cost of any landscaping installed on the Original Premises as part of the initial Landlord's Work exceed Seventy-Five Thousand Dollars ($75,000) or if the cost of all signage installed on the Original Premises as part of the initial Landlord's Work exceeds Fifteen Thousand Dollars ($15,000), such excess shall be a change order. Subject to Tenant's duty to reimburse Landlord for the positive amount of any Net Change Order (either in cash or in the form of increased Base Rent), Landlord shall pay all costs (including, without limitation, permit, inspection and impact/mitigation fees, general contractor's fees and material costs) associated with the design or construction of Landlord's Work.

     7.   Acceptance.  Following the substantial completion of the construction
          ----------
of Landlord's Work in accordance with the Final Plans and Specifications and the issuance of a Certificate of Occupancy, Tenant shall have thirty (30) days to inspect Landlord's Work and identify any deficiencies in the finishes readily observable by reasonable visual inspection (the "Punchlist Items"). Any deficiencies so identified by Tenant as Punchlist Items will be promptly repaired and corrected by Landlord and/or Contractor. Upon the correction of all deficiencies identified as Punchlist Items, and subject to the provisions of section 8, Tenant shall be responsible for repairing and maintaining the Premises in accordance with the Lease. In the event of any dispute between Landlord and Tenant regarding any Punchlist Items, such dispute shall be resolved in the manner prescribed by Section 28 of the Lease.

     8.   Warranties.  Landlord and Contractor warrant Landlord's Work for one
          ----------
year after the Rent Commencement Date against all design and construction defects (including both labor and materials). In addition to the foregoing, Landlord and Contractor agree to enforce for Tenant's benefit any warranties obtained by Landlord and/or Contractor in connection with the construction of any Landlord's Work for the one (1) year period following the Rent Commencement Date. Tenant's acceptance of the Premises and the Landlord's Work, however, shall not constitute an acceptance of any latent or other defects in same that are not readily observable by reasonable visual inspection nor constitute a release or waiver by Tenant of its rights under the warranty contained in this section 8.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the day and year recited in the Lease attached hereto.


LANDLORD                                          TENANT
--------                                          ------

W/H NO. 31, L.L.C., a South Carolina limited      WEST MARINE, INC.
--------------------------------------------
liability company
-----------------                                 By: ____________________
                                                  Its:____________________
By:_____________________
Its:____________________

                                                  By:_____________________
                                                  Its:____________________

CONTRACTOR
----------

WALSH, HIGGINS & COMPANY


By:_____________________
Its:____________________

                                  EXHIBIT "C"

RECORDING REQUESTED BY AND WHEN
RECORDED RETURN TO:



----------------------------------

                    SUBORDINATION, RECOGNITION, ATTORNMENT
                         AND NON-DISTURBANCE AGREEMENT

     This Subordination, Recognition, Attornment and Non-Disturbance Agreement (the "Agreement") is made and entered into between and among ~1 (the "Lender"), ~2 (the "Borrower"), and WEST MARINE, INC. (the "Tenant").

                                   RECITALS

     This Agreement is made with reference to the following:

A. Borrower and Tenant entered into a lease ("Lease") dated _____, 19__ (as amended) wherein Borrower is named as landlord and Tenant is named as tenant. In accordance with the Lease, Borrower leased to Tenant certain premises (the "Premises") contained in the real property (the "Property"), which Property is commonly known as ________ and is more fully described in the attached Exhibit A.

B. Borrower is or will be indebted to Lender in connection with a loan (the "Loan"). The Loan is evidenced by (among other things) a deed of trust, mortgage, or other encumbrance (the " Mortgage") encumbering (among other things) the Property. The Mortgage was recorded on _______________, 19____ as instrument number ____________ in Book/reel number ________, page/image number__________ of the official records of _________________________________________________________. The Mortgage and
the other documents evidencing the Loan shall be collectively and alternately referred to as the "Loan Documents."

C. Tenant is willing to subordinate the Lease and Tenant's rights thereunder to the lien of the Mortgage and Lender's rights thereunder if Lender enters into this Agreement with Tenant.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the terms and conditions contained within this Agreement and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), Lender, Borrower, and Tenant hereby agree and declare as follows:

1.   Priority of  Mortgage.  Subject to the covenants, terms and conditions of
     ---------------------
this Agreement, the Lease shall be subordinate and subject to the Mortgage insofar as it affects the Property, and to all renewals, modifications, consolidations, replacements and extensions thereof in favor of Lender and Lender's assignees; provided, however, that the subordination shall be subject to the condition that so long as the Tenant is not in default (i.e., with all applicable cure periods having expired for the correction of said default) in the performance of any of the terms of the Lease, Tenant's possession and quiet enjoyment of the Premises and the Property, together with all of Tenant's other rights, privileges and powers under the Lease, shall not be diminished or interfered with in any way by Lender or anyone claiming an interest in the Property.

2.   Recognition of Lease.  Notwithstanding the senior and superior status of
     --------------------
Mortgage, Lender agrees to recognize the Lease and Tenant's possessory interest in the Premises thereunder in the event of any foreclosure of the Mortgage, to not seek any money judgment from Tenant in any foreclosure action or similar proceeding relating to the Mortgage (unless Tenant is in breach of this Agreement), and to not disturb tenant's possessory rights in the Premises so long as Tenant pays the rent and performs the obligations specified in the Lease.

3.   Assumption of Lease.  If Lender forecloses on the Mortgage by judicial
     -------------------
foreclosure, private trustee's sale pursuant to any power of sale contained in the Mortgage, or by any deed in lieu of foreclosure (a "Foreclosure"), Lender agrees to perform and undertake all obligations of Borrower (as landlord) under the Lease during the period that Lender is the owner of fee title to the Property, and to obtain a written assumption of Borrower's duties (as landlord) under the Lease by any successor of Lender (a "Successor") following such Foreclosure; provided, however, the Lender shall not be:

          (a) liable for any act or omission of any prior landlord (including Borrower), except for an act or omission for which Lender shall have been given notice and opportunity to cure under Section 7 of this Agreement. In addition, the parties specifically agree that Lender shall not be obligated after succeeding to Borrower's interest under the Lease to perform any duty or obligation or assume any liability relating to the construction and completion or expansion of the Premises under the Lease; or

          (b) subject to any setoffs or defenses which the Tenant might have against any prior landlord (including Borrower), except for setoffs or defenses which arose out of a default by a prior landlord (including Borrower) under the terms and provisions of the Lease and for which default Lender shall have been given notice and opportunity to cure under Section 7 of this Agreement; or

          (c) bound by any base rent which the Tenant might have paid for more than the current month to the Borrower or any additional rent which Tenant might have paid in advance beyond the amounts authorized or required by the Lease; or

          (d) bound by any amendment or modification of the Lease made without its consent, it being specifically agreed that Lender hereby affirms its consent to the Lease and all of the terms and provisions contained therein.

     Tenant acknowledges and agrees that Lender has not assumed and does not have any obligation or liability under or pursuant to the Lease by reason of the Mortgage and that Lender will at no time have assumed or otherwise have any such obligation or liability until such time as Lender acquires title to the Premises. If Lender obtains a written assumption of all of Borrower's duties and obligations (as landlord) under the Lease by a Successor, Lender shall automatically be relieved of all liabilities arising under the Lease from and after the date of such assumption.

4.   Consent To Mortgage and Attornment By Tenant.  Tenant hereby consents to
     --------------------------------------------
the subordination of the Lease to the Mortgage in accordance with the terms of this Agreement. Tenant agrees that upon any Foreclosure Tenant shall attorn to and recognize the Successor and their respective successors and assigns as Borrower under the Lease.

5.   Representations and Warranties by Tenant.  On the date of this Agreement,
     ----------------------------------------
Tenant hereby represents and warrants to Lender as follows:

     5.1 Tenant is the owner of all right, title, and interest in and to the tenant's interest under the Lease and has not assigned, conveyed or otherwise transferred such right, title or interest prior to the date of the full execution of this Agreement.

     5.2 To Tenant's knowledge, no events of default exist and are outstanding by Borrower (as landlord) under the Lease, and no events have occurred and are continuing that, with the passage of time, the giving of notice, or both, would constitute events to default under the Lease.

     5.3 To Tenant's knowledge, no events of default exist and are outstanding by Tenant under the Lease, and no events have occurred and are continuing that, with the passage of time, the giving of notice, or both, would constitute events to default under the Lease.

     For the purpose of this Agreement, "Tenant's knowledge", "knowledge of the undersigned" or words of similar meaning or import shall mean and be limited to the actual knowledge of the individual(s) signing this Agreement on behalf of Tenant (without imputation of any knowledge from any of Tenant's other employees, agents, contractors, or attorneys and without any investigation or inquiry). At least one of the individuals signing this Agreement on behalf of Tenant is and shall be the individual in charge of the administration of Tenant's real estate operations and is the person that Tenant's employees are required (in the ordinary course of Tenant's business) to advise of information that is material and pertinent to the representations contained in this Agreement.

6.   Prohibition on Pre-Payment.  During the term of the Lease, Tenant agrees
     --------------------------
not to pay any installment of monthly base rent more than one (1) month in advance and to not pay any installment of real estate taxes, insurance, common area maintenance charges, or other operating expenses specified under the Lease more frequently than as specified or authorized by the Lease.

7.   Notice To and Performance by Lender.  If Borrower fails to cure a default
     -----------------------------------
under the Lease within the applicable cure period thereunder, Tenant shall give written notice to Lender specifying the default, specifying that Borrower has failed to cure the default within the applicable cure period, and specifying the steps necessary to cure such default and Lender shall have the right (but not the obligation to cure such default). Lender shall have thirty (30) days after receipt of such notice to cure such default or to cause it to be cured, if Lender elects to do so, and Tenant will not terminate the Lease or exercise any other remedy thereunder with respect to such default if Lender cures such default within such thirty (30) day period; provided, however, that if the nature of such default is such that it will reasonably require more than thirty
(30) days to cure, Tenant will not terminate the Lease or exercise any other remedy thereunder with respect to such default if Lender commences the physical on-site performance of any acts required to cure such default within such thirty
(30) day period and thereafter diligently and continuously prosecutes such cure to completion.

8.   Payments to Lender.  If Tenant is directed to pay rentals directly to such
     ------------------
Lender, its designated agent, or any court appointed receiver, Borrower agrees that Tenant may make such payments as directed by Lender and may rely upon the written notice received from Lender without further investigation into the propriety of the Lender's notice or the existence of any defaults by Borrower in its obligations to the Lender under the Mortgage. Borrower agrees that any payments by Tenant in accordance with the direction contained in any notice received from the Lender shall not constitute an event of default under the Lease.

9. Lender hereby agrees that if Tenant is not in default beyond any applicable cure period, any insurance proceeds, payable under those policies of insurance maintained pursuant to the Lease and arising by reason of destruction or damage of the Premises and the Property, and any condemnation awards secured by Lender as a result of the condemnation of all or any part of the Premises and/or the Property shall be used for restoration and repair pursuant to the Lease.

10.  Notices.  Notices shall be served on Lender, Borrower and Tenant in the
     -------
same manner as specified in the Lease and such notice shall be deemed effective on the date determined by reference to the procedure specified in the Lease. If no method of service is specified by the Lease and/or no effective date for such service is specified by the Lease, then all notices, requests, demands and other communications required hereby shall be in writing and shall be deemed to have been duly given (i) on the date of the service, if served personally on the party to whom notice is to be given, or (ii) on the date of receipt or the date indicated on the return receipt as the first day upon which delivery was attempted, if served by mail. Any service by mail shall be effected by mailing such notice by first class mail, registered or certified, and return receipt requested, postage pre-paid and properly addressed to the party at its address set forth below, or any other address that any party may designate by written notice to the other party in accordance herewith.

Lender      Borrower             Tenant

~1                ~2             WEST MARINE, INC.
                                 500 Westridge Drive
                                 Watsonville, CA 95076
                                 Attn: Real Estate

     In the event that the scheduled date for the performance of any act required hereunder shall fall on a Saturday, Sunday, or legal holiday, such performance shall be timely if performed on the next business day.

11. Lender and Tenant agree to execute and deliver to the other party within fifteen (15) working days after receipt of request therefor from the other party or a Successor (i) a written agreement confirming Tenant's obligation to attorn to Lender or to such Successor in accordance with the terms hereof pursuant to which Tenant will attorn to Lender or a Successor, or (ii) subject to the limitations contained in this Agreement, a written agreement confirming Lender's assumption of Borrower's obligations under the Lease in accordance with the terms hereof, or (iii) a written confirmation to Lender or any Successor as to such information as Lender or such Successor may reasonably require regarding the status of the Lease and the parties thereto, or (iv) a written confirmation to Tenant (or its proposed assignee, sublessee or other successor) as to such information as such party may reasonably require regarding the status of the Lease and the parties thereto.

12. Tenant hereby acknowledges and agrees that the obligations of Lender or any Successor under the Lease will not be personal obligations of Lender or of the Successor, and recourse on those obligations may be had only against the right, title and interest of Lender or that Successor, as the case may be, in and to the Premises, the rents, issues, profits therefrom, any deposit, checking or other accounts in which the rents, issue and profits may be deposited, any insurance and/or condemnation proceeds, and any other proceeds of the foregoing.

13. BORROWER, TENANT AND LENDER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE MORTGAGE OR THE LEASE, OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, TENANT AND LENDER HEREBY KNOWINGLY AND VOLUNTARILY MUTUALLY (A) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION, CLAIM, COUNTERCLAIM, CROSS CLAIM, THIRD-PARTY CLAIM, DISPUTE, DEMAND, SUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE MORTGAGE, THE LEASE, OR ANY RENEWAL, EXTENSION OR MODIFICATION THEREOF, OR ANY CONDUCT OF ANY PARTY RELATING THERETO, AND (B) AGREE THAT ANY SUCH ACTION, CLAIM, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

14.  General Provisions.  Time is of the essence to the performance of the
     ------------------
parties and obligations under this Agreement. The parties hereby agree to execute and deliver all such instruments and to take all such further other actions as may be reasonably necessary or desirable in order to implement the provisions of this Agreement or to otherwise effect the intended purposes hereof. No supplement, modification, or amendment of this Agreement shall be binding unless executed by all parties in writing. No waiver of any of the provisions of this Agreement shall be binding unless signed by the party making such waiver nor shall any waiver constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. If any legal action, arbitration, or other proceeding is brought for the enforcement of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other relief available. The provisions of this Agreement shall run with the land and shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. The terms and provisions of this Agreement shall be governed by the laws of the State in which the Premises are located.

15.  Authority and Execution.  This Agreement may be executed in counterparts,
     -----------------------
each of which (when so executed) shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. Each person executing this Agreement on behalf of a party represents, and warrants that such person is duly and validly authorized to do so on behalf of the entity that it purports to so bind and that such entity has the full right and authority to enter in this Agreement and perform all of its obligations hereunder.

     IN WITNESS WHEREOF, Lender, Borrower and Tenant agree to the foregoing as of the date set forth above.


Lender                               Borrower                            Tenant
~1                                   ~2                                  WEST MARINE, INC.



By:_____________________________     By:____________________________     By:_____________________________
Its:____________________________     Its:___________________________     Its:____________________________


                                                                         By:_____________________________
                                                                                   Bonnie Tragni
                                                                               Director of Real Estate

                                  ASSIGNMENT

 THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO CHAPTER 48 OF TITLE 15 OF
 ------------------------------------------------------------------------------
                        THE SOUTH CAROLINA CODE OF LAWS
                        -------------------------------

     THIS AGREEMENT (the "Agreement") is dated as of May 2, 1997 and is entered into between WALSH, HIGGINS & COMPANY, an Illinois corporation ("Walsh, Higgins & Company"), and WEST MARINE, INC., a Delaware corporation ("WM").

                                   RECITALS:
                                   ---------

     A. W/H NO. 31, L.L.C.,a South Carolina limited liability company ("W/H No. 31") and WM have entered into that certain Lease of even date herewith (the "Lease") relating to that certain building (the "Building") (as from time to time expanded and modified) and appurtenant parking area, landscaping, easements and related improvements (which Building and appurtenant parking area, landscaping, easements and related improvements shall be collectively referred to as the "Premises") to be built by Walsh, Higgins & Company and W/H No. 31. The Building shall originally contain approximately 471,744 rentable square feet, shall be constructed on land that contains approximately 27.2 acres, and shall be located on or near Fire Tower Road in York County, SC;

     B. Walsh, Higgins & Company is the holder of certain rights to purchase in accordance with that certain Purchase Agreement dated February 21, 1997 between Carolina Foods, Incorporated and Walsh, Higgins & Company and that certain ____________________ dated ________________________ between
_____________________________ and Walsh, Higgins & Company (collectively, the "Purchase Contracts").

     C. The Purchase Contracts contain (among other things) certain options to purchase in favor of Walsh, Higgins & Company.

     D. In consideration of WM's execution of the Lease, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, Walsh, Higgins & Company desires and intends to assign to WM the options to purchase contained in the Purchase Contracts.

     E. Any capitalized terms not expressly defined herein shall have the meanings assigned to them in the Lease.

                                  AGREEMENT:
                                  ----------

     NOW, THEREFORE, Walsh, Higgins & Company and WM hereby agree as follows:

     1.   Assignment of Option Rights.
          ---------------------------

          a.   General.  Walsh, Higgins & Company hereby sells, assigns, and
               -------
conveys to WM all of Walsh, Higgins & Company's right, title and interest in and to the options to purchase contained in the Purchase Contracts. WM hereby assumes and agrees for the benefit of Walsh, Higgins & Company to perform all covenants, terms and obligations imposed on Walsh, Higgins & Company under the Purchase Contracts with respect to the purchase options and (to the extent WM elects to maintain such purchase options in full force and effect) to pay all consideration from time to time payable to maintain such options in full force and effect. Notwithstanding the foregoing, WM shall not have any duty or obligation to maintain the purchase options in full force and effect and shall have the right (in its sole and absolute discretion and without liability to Walsh, Higgins & Company) to let such options lapse through the expiration of time, the failure to pay money or the failure to perform any covenant or obligation required to maintain such purchase options in full force and effect. From and after the date of this Agreement, Walsh, Higgins & Company shall not have any obligations with respect to the options to purchase under the Purchase Contracts. Walsh, Higgins & Company and WM agree to indemnify, defend (with attorneys reasonably selected by the indemnified party) and hold each other harmless from and against all costs, damages, liabilities and expenses (including, without limitation, attorneys' fees and costs) arising from the acts or omissions of the parties (or their agents, contractors and/or employees) in connection with the Purchase

Contracts or the real properties that are the subject thereof or from any breach or failure by such party under the Purchase Contracts.

          b.   Recordation.  Walsh, Higgins & Company agrees to execute and use
               -----------
its best efforts to cause the sellers under the Purchase Contracts to execute a document, instrument or written memorandum (in recordable form) in a form and content required to give constructive notice of the purchase rights created by the options to purchase contained in the Purchase Contracts and the assignment of same to WM in pursuant to this Agreement.

     2.   Arbitration of Disputes.  Any controversy or claim arising out of or
          -----------------------
relating hereto, or the breach hereof, shall be settled by arbitration in accordance with the rules and the jurisdiction of the American Arbitration Association. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY SOUTH CAROLINA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER APPLICABLE LAW. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.

-------------------                                        ---------------------

     3.   Attorneys' Fees.  Should either party institute any court or
          ---------------
arbitration action or proceedings to enforce any provision hereof or for a declaration of such party's rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court or the arbitrator may adjudge to be reasonable attorneys' fees for services rendered to the party prevailing in any such action or proceedings, and such fees shall be deemed to have accrued on the commencement of such action or proceedings and shall be enforceable whether or not such action or proceedings is prosecuted to judgment.

     4.   General.  This Agreement has been executed in the State of South
          -------
Carolina, and the validity, interpretation, construction and enforcement hereof shall be governed by the laws of the State of South Carolina. Walsh, Higgins & Company and WM agree to execute and deliver (or cause to be executed and delivered) all such other and further documents as may be necessary or required to implement to terms of this Agreement. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one in the same instrument.

     IN WITNESS WHEREOF, Walsh, Higgins & Company and WM have executed and delivered this Agreement on the date first above written.

"Walsh, Higgins & Company"                "WM"

WALSH, HIGGINS & COMPANY, an              WEST MARINE, INC.,
Illinois corporation  limited liability   a Delaware corporation
company

                                         By:______________________
By:_____________________                 Its:_____________________
Its:____________________
                                         By:______________________
                                         Its:_____________________

                        PROFIT PARTICIPATION AGREEMENT

 THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO CHAPTER 48 OF TITLE 15 OF
 ------------------------------------------------------------------------------
                        THE SOUTH CAROLINA CODE OF LAWS
                        -------------------------------

     THIS AGREEMENT (the "Agreement") is dated as of May 2, 1997 and is entered into between W/H NO. 31, L.L.C., South Carolina limited liability company ("W/H No. 31"), and WEST MARINE, INC., a Delaware corporation ("WM").

                                   RECITALS:
                                   ---------

     A. W/H No. 31 and WM have entered into that certain Lease of even date herewith (the "Lease") relating to that certain building (the "Building") (as from time to time expanded and modified) and appurtenant parking area, landscaping, easements and related improvements (which Building and appurtenant parking area, landscaping, easements and related improvements shall be collectively referred to as the "Premises") to be built by W/H No. 31. The Building shall originally contain approximately 471,744 rentable square feet, shall be constructed on land that contains approximately 27.2 acres, and shall be located on or near Fire Tower Road in York County, SC;

     B. In consideration of WM's execution of the Lease, W/H No. 31 and WM agree to share the proceeds of the first sale of the Premises in accordance with this Agreement.

     C. Any capitalized terms not expressly defined herein shall have the meanings assigned to them in the Lease.

                                   AGREEMENT:
                                  ----------

     NOW, THEREFORE, W/H No. 31 and WM hereby agree as follows:

     1. PROFIT PARTICIPATION. If the Premises are sold, transferred, exchanged or otherwise conveyed by W/H No. 31 during the term of the Lease (as extended and renewed) to any unaffiliated partnership, limited liability company, corporation, or other entity or successor in a bona fide, arm's length transaction, fifty percent (50%) of the Net Sales Proceeds (as hereinafter defined) shall be paid to WM (the "Profit Participation"). This Agreement (including, without limitation, the preceding sentence) shall not be binding on any arm's length, bona fide successor of W/H No. 31. Any amounts payable to WM shall (to the extent the transfer occurs as part of an escrow conducted by some third party) be paid directly to WM in accordance with such wiring and other instructions as the WM may provide escrow holder. W/H No. 31 hereby irrevocably instructs any third party escrow holder from time to time engaged to facilitate the sale, conveyance, transfer, exchange or disposal of the Premises to pay the Profit Participation directly to WM in the same time and manner profits (but not legitimate punch list, remedial repair or other funds not constituting profit) are distributed to W/H No. 31. Prior to closing any escrow, escrow holder is irrevocably directed to forward a preliminary closing statement to WM at its address set forth in the Lease for the service of notices (telephone number [408] 761-4236 and facsimile number [408] 728-5926). Escrow holder is instructed to not close escrow until the WM has received and approved by facsimile a preliminary closing statement for any such escrow; provided, however, that such approval shall be limited to the determination of the amount of the Profit Participation (and any unpaid Installment Payments [as defined below]) and the accuracy of the determination of same. WM shall not incur any costs associated with the sale, conveyance, transfer, exchange or disposal of the Premises, the close of escrow, or the recordation of any documents (although such costs shall be included in the determination of the amount of the Profit Participation, subject to the limitations contained herein).

     2. DEFINITIONS. For the purpose of this Agreement, the following definitions shall apply:

          (i) Net Sales Proceeds.  The term "Net Sales Proceeds" shall be equal
              ------------------
to the gross sales price payable in connection with such sale, conveyance or transfer (either in all cash or cash equivalents) less (a) the Lump Sum Total Project Costs, (b) the Total Direct Cost of any Expansion Premises (if any), (c) the Preferred Return, (d) Landlord's Access Road Shortfall

[subject to the limitations set forth in definition 2(vi)], (e) to the extent actually paid by WM to W/H No. 31, and only if the amount of the Landlord's Access Road Shortfall is less than One Hundred Thousand Dollars ($100,000.00), the difference between (i) the Off-Site and Roadway Commitments actually paid and received by W/H No. 31 and (ii) Nine Hundred Thirty-Five Thousand Dollars ($935,000.00) (provided, however, that such difference shall not exceed the difference between the Landlord Access Road Shortfall and One Hundred Thousand Dollars [$100,000.00]) (f) a disposition fee to W/H No. 31 in an amount equal to one percent (1%) of the gross sales proceeds (the "Disposition Fee"), and (g) all closing costs, title insurance proceeds and other amounts customarily paid by W/H No. 31 to unaffiliated third parties (including, without limitation, reasonable legal fees related solely to the sale transaction and actually paid by W/H No. 31). Except for the Disposition Fee, Net Sales Proceeds shall not be reduced by any fees or commissions paid to any brokers or finders in connection with the sale of the Premises or the execution of the Lease.

          (ii)  Lump Sum Total Project Costs.  The term "Lump Sum Total Project
                ----------------------------
Costs" shall mean the sum of Thirteen Million Nine Hundred Fifty-Five Thousand Dollars ($13,955,000.00), plus the positive amount of any Net Change Order (as defined in the Lease) incorporated by WM into the Base Rent in accordance with the provisions of the Work Letter.

          (iii) Direct Costs of the Expansion Premises.  The term "Direct Costs
                --------------------------------------
of the Expansion Premises" shall include all finance costs (including, without limitation, construction and permanent loan commitment fees, construction period interest, title insurance premiums, and escrow fees), architectural costs, engineering fees, site improvement and investigations costs, brokerage fees and commissions (except for any brokerage fees paid in connection with the Lease or in connection with W/H No. 31's indemnity under Section 31 of the Lease), legal fees, accounting fees, land acquisition fees (including, without limitation, any fees or amounts paid by WM pursuant to the Expansion Contract(s) or in connection with obtaining any rights thereunder), municipal permit and inspection fees and exactments, amounts paid in connection with any Approved Contracts (but excluding any general contractor's fee for profit but permitting general conditions costs), or other third party costs of constructing the Expansion Premises, less any credits or other contributions respecting same that are received from third parties (including, without limitation, amounts contributed by WM or paid by WM in cash for change orders).

          (iv)  Total Direct Cost of any Expansion Premises.  The term "Total
                -------------------------------------------
Direct Cost of any Expansion Premises" shall be equal to One Hundred and Ten Percent (110%) of Direct Cost of the Expansion Premises.

          (v)  Preferred Return.  The term "Preferred Return" shall mean an
               ----------------
amount equal to eleven percent (11%) per annum (simple) computed on all verifiable out-of-pocket capital contributed by W/H No. 31 to the construction of the Premises (the "Contributed Capital") from the time such amount is actually expended by W/H No. 31 for the construction of the Premises until repaid; provided, however, that the amount of the Contributed Capital shall not exceed fifteen percent (15%) of the Lump Sum Total Project Costs or (if applicable) the Direct Cost of any Expansion Premises.

          (vi)  Landlord's Access Road Shortfall.  The term "Landlord's Access
                --------------------------------
Road Shortfall" shall mean the difference between any (a) costs paid by W/H No. 31 for construction of certain roadway, water, sewer, and other off-site improvements in connection with the construction of the Premises and (b) Nine Hundred Thirty-Five Thousand Dollars ($935,000.00); provided that such difference shall not exceed One Hundred Thousand Dollars ($100,000.00). If W/H No. 31 asserts that Landlord's Access Road Shortfall is a positive number, then WM shall have the right to inspect all records relating to the determination of the costs paid by W/H No. 31 for construction of certain roadway, water, sewer, and other off-site improvements in connection with the construction of the Premises and W/H No. 31 will provide all such records and /or make same available for inspection by WM during normal business hours.

          (vii) Off-Site and Roadway Commitments.  The term "Off-Site and
                --------------------------------
Roadway Commitments" means all commitments, bonds, block grants or other contract rights from the State of South Carolina Coordinating Council, the South Carolina Community Development agency, the York Electric Cooperative, Inc., and York County for construction of certain roadway, water, sewer, and other off-site improvements.

     3. INTERIM PAYMENTS TO WM. If the Premises are not sold within one (1) year after the Rent Commencement Date (as defined by the Lease), W/H No. 31 shall pay to WM on each anniversary of the Rent Commencement an amount (each an "Installment Payment") equal to the Applicable Percentage (as set forth in the table below) of the difference between (a) the total Base Rent paid by WM under the Lease during the immediately preceding year and (b) the total amount required to service any first mortgage or deed of trust encumbering the Premises (which difference shall not be less than zero):

Anniversary Date                              Amount Payable by W/H No. 31 to WM
----------------                              ----------------------------------

First                                         Ten percent (10%)

Second                                        Twenty percent (20%)

Third                                         Thirty percent (30%)

Fourth                                        Forty percent (40%)

Fifth and each anniversary date thereafter    Fifty percent (50%)
until the expiration of the term

     Without limiting WM's right to exercise any rights available to WM resulting from W/H No. 31's failure to timely pay any of the foregoing Installment Payments, any outstanding and unpaid Installment Payments shall be payable in full not later than the closing date for any sale of the Premises and WM may require that any unpaid Installment Payments be paid from any escrow for the sale of the Premises as a condition to approving any closing statement associated with same.

     4. RECORDATION. W/H No. 31 agrees to execute a document, instrument or written memorandum (in recordable form) in a form and content required to give constructive notice of the rights created by this Agreement.

     5. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating hereto, or the breach hereof, shall be settled by arbitration in accordance with the rules and jurisdiction of the American Arbitration Association. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY SOUTH CAROLINA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER APPLICABLE LAW. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.

------------------                                        ----------------------

     6. ATTORNEYS' FEES. Should either party institute any court or arbitration action or proceedings to enforce any provision hereof or for a declaration of such party's rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court or the arbitrator may adjudge to be reasonable attorneys' fees for services rendered to the party prevailing in any such action or proceedings, and such fees shall be deemed to have accrued on the commencement of such action or proceedings and shall be enforceable whether or not such action or proceedings is prosecuted to judgment.

     7. ASSIGNMENT. Either party may assign this Agreement to (i) any entity controlling, controlled by, or under common control with either W/H No. 31 or WM (as the case may be) or (ii) any corporation or other legal entity resulting from any merger or other reorganization of W/H No. 31 or WM (as the case may be). Except for the foregoing, neither party shall assign or transfer any rights or duties under this Agreement without the prior written consent of the other.

     8. GENERAL. This Agreement has been executed in the State of South Carolina, and the validity, interpretation, construction and enforcement hereof shall be governed by the laws of the State of South Carolina. W/H No. 31 and WM agree to execute and deliver (or cause to be executed and delivered) all such other and further documents as may be necessary or required to implement to terms of this Agreement. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute one in the same instrument.

     IN WITNESS WHEREOF, W/H No. 31 and WM have executed and delivered this Agreement on the date first above written.

"W/H No. 31"                             "WM"

W/H NO. 31, L.L.C., South Carolina       WEST MARINE, INC.,
limited liability company                a Delaware corporation


By:__________________                    By:____________________
Its:_________________
                                         Its:___________________


                                         By:____________________
                                         Its:___________________